UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SCHRÖDINGER, INC.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

1540 Broadway, 24th Floor
New York, New York 10036
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, June 18, 2025
Dear Stockholders:
You are cordially invited to virtually attend the 2025 annual meeting of stockholders, or the Annual Meeting, of Schrödinger, Inc. The Annual Meeting will be held via the Internet at a virtual audio web conference at www.virtualshareholdermeeting.com/SDGR2025 on Wednesday, June 18, 2025, at 12:00 p.m., Eastern time.
At the Annual Meeting, the stockholders will consider and vote on the following matters:
1.Election of four Class II directors, Jeffrey Chodakewitz, Michael Lynton, Nancy A. Thornberry, and Bridget van Kralingen, each to serve for a three-year term expiring at the 2028 annual meeting of stockholders and until his or her respective successor has been duly elected and qualified;
2.Approval of an advisory vote on executive compensation;
3.Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
4.Transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
Our Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions during the online meeting. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world.
You can find more information, including the nominees for director, in the proxy statement for the Annual Meeting, which is available for viewing, printing and downloading at www.proxyvote.com. The board of directors recommends that you vote “FOR” each of the Class II directors (Proposal No. 1), “FOR” the approval of the advisory vote on executive compensation, commonly referred to as the “say-on-pay” vote (Proposal No. 2), and “FOR” the ratification of the appointment of our independent registered public accounting firm (Proposal No. 3), each as outlined in the attached proxy statement.
We are pleased to comply with the rules of the Securities and Exchange Commission that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, we plan to send to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice of Availability, instead of a paper copy of the proxy statement and our annual report for the fiscal year ended December 31, 2024, or the 2024 Annual Report. We plan to mail the Notice of Availability on or about April 24, 2025, and the Notice of Availability contains instructions on how to access our proxy materials over the Internet. The Notice of Availability also contains instructions on how each of our stockholders can request a paper copy of our proxy materials, including the proxy statement, our 2024 Annual Report, and a form of proxy card.
Stockholders of record at the close of business on April 21, 2025, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
Your vote is important to us regardless of the number of shares you own. Whether or not you expect to virtually attend the Annual Meeting online, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. If you are a stockholder of record, you may vote your shares by proxy prior to the Annual Meeting on the Internet by visiting www.proxyvote.com, by telephone by calling 1-800-690-6903 and following the recorded instructions, or by completing, signing, dating, and returning a proxy card. If you mail your proxy card or vote by telephone or the Internet and then decide to attend the Annual Meeting and vote your shares online during the Annual Meeting, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.
If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the bank, broker or other nominee that you must follow for your shares to be voted.
If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor, New York, NY 10104
(800) 561-3947 (toll-free in North America)
+1 (781) 575-2137 (outside of North America)
A complete list of registered stockholders will be available to stockholders of record for examination at 1540 Broadway, 24th Floor, New York, New York 10036 during the 10-day period ending on the day before the Annual Meeting. Further information about how to attend the Annual Meeting online, vote your shares and submit questions is included in the accompanying proxy statement.

By Order of the Board of Directors,
/s/ Yvonne Tran

Yvonne Tran Chief Legal Officer and Corporate Secretary
New York, New York April 24, 2025

Important Notice Regarding Internet Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to be held on June 18, 2025: The attached proxy statement and our 2024 annual report to stockholders, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2024, are available for viewing, printing and downloading at www.proxyvote.com. These documents are also available to any stockholder who wishes to receive a paper copy upon written request to Schrödinger, Inc., 1540 Broadway, 24th Floor, New York, New York 10036, Attention: Investor Relations. The proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2024 are also available on the SEC’s website at www.sec.gov.

TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING	1
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2
PROPOSAL NO. 1—ELECTION OF FOUR CLASS II DIRECTORS	8
PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION	13
PROPOSAL NO. 3—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025	15
CORPORATE GOVERNANCE	16
EXECUTIVE AND DIRECTOR COMPENSATION	25
EXECUTIVE COMPENSATION TABLES	45
TRANSACTIONS WITH RELATED PERSONS	64
PRINCIPAL STOCKHOLDERS	67
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	70
STOCKHOLDER PROPOSALS FOR OUR 2026 ANNUAL MEETING OF STOCKHOLDERS	71
STOCKHOLDERS SHARING THE SAME ADDRESS	72
OTHER MATTERS	73

1540 Broadway, 24th Floor
New York, New York 10036
(212) 295-5800
PROXY STATEMENT FOR THE
2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, June 18, 2025
INFORMATION CONCERNING SOLICITATION AND VOTING
This proxy statement contains information about the Annual Meeting of Stockholders of Schrödinger, Inc., or the Annual Meeting, to be held on Wednesday, June 18, 2025, at 12:00 p.m., Eastern time. The Annual Meeting will be held via the Internet at www.virtualshareholdermeeting.com/SDGR2025. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. Further information about how to attend the Annual Meeting online is included in this proxy statement.
The board of directors of Schrödinger, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting and at any adjournment or postponement of that meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, references to “Schrödinger,” “the Company,” “our company,” “we,” “us,” “our” and similar terms refer to Schrödinger, Inc. References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this proxy statement.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by the proxies will be voted in accordance with the recommendations of our board of directors.
Instead of mailing a paper copy of our proxy materials to all of our stockholders, we are providing access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice of Availability, instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2024, or the 2024 Annual Report. We plan to mail the Notice of Availability on or about April 24, 2025, and the Notice of Availability contains instructions on how to access our proxy materials over the Internet. The Notice of Availability also contains instructions on how each of our stockholders can request a paper copy of our proxy materials, including this proxy statement, our 2024 Annual Report, and a form of proxy card.
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on June 18, 2025:
This proxy statement and our 2024 Annual Report are
available for viewing, printing and downloading at www.proxyvote.com.
A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request Schrödinger, Inc., 1540 Broadway, 24th Floor, New York, New York 10036, Attention: Investor Relations. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2024 are also available on the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Q: What is the Purpose of the Annual Meeting?
A: At the Annual Meeting, our stockholders will consider and vote on the following matters:
1.Election of four Class II directors, Jeffrey Chodakewitz, Michael Lynton, Nancy A. Thornberry, and Bridget van Kralingen, each to serve for a three-year term expiring at the 2028 annual meeting of stockholders and until his or her respective successor has been duly elected and qualified;
2.Approval of an advisory vote on executive compensation;
3.Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
4.Transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
As of the date of this proxy statement, we are not aware of any business to come before the meeting other than the first three items noted above.
Q: How Does the Board of Directors Recommend that I Vote on the Proposals?
A: Our board of directors unanimously recommends that you vote:
FOR the election of the four nominees to serve as Class II directors on our board of directors, each for a three-year term expiring at the 2028 annual meeting of stockholders and until his or her respective successor has been duly elected and qualified;
FOR the approval of the advisory vote on executive compensation; and
FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
Q: How Can I Access the Proxy Materials?
A: The proxy materials, including this proxy statement, a proxy card and our 2024 Annual Report are available for viewing, printing and downloading on the Internet at www.proxyvote.com. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting paper materials in the Notice of Availability.
Q: Who Can Vote at the Annual Meeting?
A: Only stockholders at the close of business on the record date of April 21, 2025 are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock and/or limited common stock that they held on that date. As of April 21, 2025, there were 64,209,652 shares of our common stock issued and outstanding and 9,164,193 shares of our limited common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. Each share of limited common stock is entitled to one vote on each matter properly brought before the Annual Meeting, except for the election or removal of directors. Accordingly, each share of limited common stock is not entitled to vote on Proposal No. 1, but may vote on Proposal No. 2 and Proposal No. 3.
Q: What is the Difference Between a “Stockholder of Record” and a Beneficial Owner of Shares Held in “Street Name”?
A: Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the “stockholder of record” of those shares. In this case, your Notice of Availability has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained in the Notice of Availability and in the section titled “How Do I Vote?” below.

Beneficial Owner of Shares Held in Street Name. If your shares are held by a bank, broker or other nominee, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your Notice of Availability will be sent to you by that organization. The organization holding your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction form provided to you by that organization.
Q: Why is the Annual Meeting a Virtual, Online Meeting?
A: We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted and accessible during the Annual Meeting at www.virtualshareholdermeeting.com/SDGR2025. We have designed the virtual annual meeting to provide stockholders with the same rights and opportunities to participate as stockholders would have had at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
Q: How Do I Virtually Attend the Annual Meeting?
A: The Annual Meeting will be a virtual meeting and you may not attend in person. The Annual Meeting will start at 12:00 p.m., Eastern time, on June 18, 2025. You may log on to the virtual meeting at www.virtualshareholdermeeting.com/SDGR2025 starting 30 minutes before it begins. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 11:45 a.m., Eastern time, on June 18, 2025. If you encounter any difficulties accessing the virtual Annual Meeting, please contact technical support by following the instructions and technical support contact information, which will be provided to you at the virtual meeting website listed above.
Q: How Do I Vote?
A: If you are the stockholder of record of your shares, you can vote your shares by proxy prior to the Annual Meeting or online during the Annual Meeting. If you choose to vote by proxy prior to the Annual Meeting, you may do so by telephone, via the Internet or by mail as follows:
•By Telephone Prior to the Annual Meeting. You may transmit your proxy over the phone by calling 1-800-690-6903 and following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you call.
•Via the Internet Prior to the Annual Meeting. You may transmit your proxy via the Internet by following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you access the website. The website for voting is available at www.proxyvote.com.
•By Mail Prior to the Annual Meeting. If you requested printed copies of proxy materials, you may vote by mailing your proxy card as described in the proxy materials.
Telephone and Internet voting for stockholders of record will be available until 11:59 p.m. Eastern time, on June 17, 2025, and mailed proxy cards must be received by 11:59 p.m. Eastern time on June 17, 2025, in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.
If you choose to vote online during the Annual Meeting, you may vote your shares electronically while attending the Annual Meeting by following the instructions found on your Notice of Availability, proxy card and/or voting instruction form. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.
If your shares are held in street name, your bank, broker or other nominee is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, will be forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction form and any other materials that you receive from that organization.
Even if you plan to attend the Annual Meeting online, we urge you to vote your shares by proxy in advance of the Annual Meeting so that, if you become unable to attend the Annual Meeting, your shares will be voted as directed by you.
Q: Can I Vote My Shares by Filling Out and Returning the Notice of Internet Availability of Proxy Materials?
A: No. The Notice of Availability and proxy card contain instructions on how to vote by proxy via the Internet, by telephone, by requesting and returning a paper proxy card, or by voting online while virtually attending the Annual Meeting.
Q: How Do I Submit a Question for the Annual Meeting?
A: Questions may be submitted prior to the Annual Meeting at www.proxyvote.com or you may submit questions in real time during the Annual Meeting using our Annual Meeting platform at www.virtualshareholdermeeting.com/SDGR2025. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted and accessible during the Annual Meeting at www.virtualshareholdermeeting.com/SDGR2025. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants. We will answer appropriate questions that are pertinent to the matters to be voted on by the stockholders at the Annual Meeting. Because time is limited at the Annual Meeting, we may not be able to answer all questions that are submitted. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question was not otherwise answered, such matters may be raised separately after the Annual Meeting by contacting Investor Relations at ir@schrodinger.com. To promote fairness and the efficient use of our resources and to address all stockholder questions, we will limit each stockholder to two questions, which should each be succinct and should cover only one topic. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized, and answered together.
Q: May I See a List of Stockholders Entitled to Vote as of the Record Date?
A: A list of stockholders as of the close of business on the record date will be available for examination by the stockholders for any purpose germane to the Annual Meeting for a period of 10 days ending on June 17, 2025 at 1540 Broadway, 24th Floor, New York, New York 10036.
Q: How Many Shares Must Be Represented to Have a Quorum and Hold an Annual Meeting of Stockholders?
A: A quorum of stockholders is necessary to hold a valid meeting. Our Amended and Restated Bylaws provide that a quorum will exist if stockholders holding a majority in voting power of the shares of capital stock issued and outstanding and entitled to vote at the meeting are present at the meeting in person, present by means of remote communication or represented by proxy. Where a separate vote by a class of capital stock is required by law or our Restated Certificate of Incorporation, as amended, or the Restated Certificate of Incorporation, the holders of a majority in voting power of the shares of such class of the capital stock issued and outstanding and entitled to vote on such matter, present in person, present by means of remote communication or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. Shares present virtually during the Annual Meeting will be considered shares present by means of remote communication at the Annual Meeting. Our board of directors has authorized the means of remote communication by which we plan to conduct the Annual Meeting. If a quorum is not present, we expect to adjourn the Annual Meeting until a quorum is obtained.
Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. Broker non-votes occur when your bank, broker or other nominee submits a proxy for your shares (because the bank, broker or other nominee has received instructions from you on one or more proposals, but not all proposals, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the bank, broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it.

Q: What Ballot Measures are Considered “Discretionary” versus “Non-Discretionary”?
A: The election of directors (Proposal No. 1) and the advisory vote on executive compensation (Proposal No. 2) are matters considered non-discretionary under applicable rules. A bank, broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker non-votes on Proposal Nos. 1 and 2.
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal No. 3) is a matter considered discretionary under applicable rules. A bank, broker or other nominee generally may exercise discretionary authority and vote on discretionary matters if no voting instructions have been provided. Therefore, if your shares are held in “street name,” your bank, your broker or other nominee may exercise discretionary authority to vote on Proposal No. 3 in the absence of voting instructions from you. If they exercise this discretionary authority, no broker non-votes are expected in connection with Proposal No. 3.
Q: What Vote is Required to Approve Each Proposal?
A: A nominee will be elected as a director in an uncontested election if the votes cast “for” such nominee’s election by the stockholders entitled to vote exceed the votes cast “against” the nominee’s election (Proposal No. 1). Stockholders are not entitled to vote any shares of limited common stock in an election of directors. Abstentions and broker non-votes will not be counted as votes “for” or “against” such nominee’s election. Accordingly, abstentions and broker non-votes will have no effect on the voting on Proposal No. 1.
The affirmative vote of the holders of shares of capital stock having a majority in voting power of the votes cast by the holders of all of the shares present or represented by proxy and voted “for” or “against” such matter will be required for: approval of the advisory vote on executive compensation (Proposal No. 2), and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal No. 3). Abstentions and broker non-votes will not be counted as votes cast or voted on Proposal Nos. 2 and 3. Accordingly, abstentions and broker non-votes will have no effect on the voting on Proposal Nos. 2 and 3.
As described in more detail in Proposal No. 2, because this proposal is non-binding, our board of directors may decide that it is in our and our stockholders’ best interests to compensate our named executive officers in an amount or manner that differs from that which is approved by our stockholders.
Q: What Happens if an Incumbent Director Nominee Fails to Receive More “For” Votes than “Against” Votes in an Uncontested Election?
A: Under our majority vote standard for the election of directors, the votes cast “for” a nominee must exceed the votes cast “against” that nominee. Our Corporate Governance Guidelines set forth a process that takes effect if an incumbent director nominee receives more “against” votes than “for” votes in an uncontested election. Upon such an occurrence, the affected director is expected, promptly following certification of the stockholder vote, to submit to the board of directors his or her offer to resign from the board. Such incumbent director shall continue to serve as a director while our nominating and corporate governance committee decides whether to accept or reject the resignation offer. The nominating and corporate governance committee will promptly consider the resignation offer submitted by such incumbent director and recommend to the board of directors the action to be taken with respect to such resignation offer. Such action may range from accepting the resignation, to maintaining such incumbent director but addressing what the nominating and corporate governance committee believes to be the underlying cause of the votes “against” the director, to resolving that such incumbent director will not be re-nominated for election in the future, to rejecting the resignation, to such other action that the nominating and corporate governance committee determines to be in the best interests of our company and our stockholders. In reaching its recommendation, the nominating and corporate governance committee will consider all factors it deems relevant. The board of directors will then act on the nominating and corporate governance committee’s recommendation, considering the factors considered by the nominating and corporate governance committee and such additional factors the board of directors believes to be relevant. After the board’s determination, we will promptly publicly disclose the board’s decision regarding the action to be taken with respect to such incumbent director’s resignation. If the board’s decision is to not accept the resignation, such disclosure will include the reasons for not accepting the resignation. If the director’s resignation is accepted, then the board of directors may fill the resulting vacancy in accordance with our amended and restated bylaws or may decrease the size of our board of directors. Our Corporate Governance Guidelines are posted on our website at www.schrodinger.com.

Q: Can I Revoke My Proxy and Can I Change My Vote?
A: If you are a stockholder of record, you may revoke your proxy before the vote is taken at the Annual Meeting:
•by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How Do I Vote?” section above;
•by voting online at the Annual Meeting using the procedures described in the “How Do I Vote?” section above; or
•by filing a written revocation with our corporate secretary.
If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee holding your shares. You may also vote online during the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions.
Your virtual attendance at the Annual Meeting, without voting online during the Annual Meeting, will not automatically revoke your proxy.
Q: How Are the Votes Counted?
A: Votes cast online during the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.
Q: What are the Costs of Proxy Solicitation?
A: We will bear the costs of soliciting proxies. Our directors, officers and regular employees, without additional remuneration, may solicit proxies by mail, telephone, facsimile, email, personal interviews and other means.
We have retained Georgeson LLC, a proxy solicitation firm, or the Proxy Solicitor, to solicit proxies in connection with the Annual Meeting at a cost of approximately $15,000, plus reimbursement of certain expenses and fees for additional services requested. We will also indemnify the Proxy Solicitor against losses arising out of its provisions of these services on our behalf. Proxies will be solicited by the Proxy Solicitor by mail, telephone, e-mail and in person.
Q: Where Can I Find the Voting Results?
A: We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.
Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding our plans, strategies and expectations for our business and the potential benefits of our strategic plans and focus. Statements including words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would” and statements in the future tense are forward-looking statements. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the company and on assumptions the company has made. Actual results may differ materially from those described in these forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and important factors that are beyond our control, including the demand for our software platform, our ability to further develop our computational platform, our reliance upon third-party providers of cloud-based infrastructure to host our software solutions, factors adversely affecting the life sciences industry, our reliance upon third-party drug discovery collaborators, the uncertainties inherent in drug development and commercialization, such as the conduct of research activities and the timing of and our ability to initiate and complete preclinical studies and clinical trials, whether results from preclinical studies and early clinical trials will be predictive of the results of later preclinical studies and clinical trials, uncertainties associated with the regulatory review of investigational new drug submissions, clinical trials and applications for marketing approvals, the ability to retain and hire key personnel and other risks detailed under the caption “Risk Factors” in our Securities and Exchange Commission filings and reports, including our Annual

Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on February 26, 2025, as well as our future filings and reports. Any forward-looking statements contained in this proxy statement speak only as of the date hereof. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this proxy statement as a result of new information, future events, changes in expectations or otherwise.

PROPOSAL NO. 1—ELECTION OF FOUR CLASS II DIRECTORS
Our board of directors currently consists of ten members. In accordance with the terms of our Restated Certificate of Incorporation, our board of directors is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•the Class I directors are Ramy Farid, Gary Ginsberg and Arun Oberoi, and their term expires at the annual meeting of stockholders to be held in 2027;
•the Class II directors are Jeffrey Chodakewitz, Michael Lynton, Nancy A. Thornberry and Bridget van Kralingen, and their term expires at the Annual Meeting; and
•the Class III directors are Richard A. Friesner, Rosana Kapeller-Libermann and Gary Sender, and their term expires at the annual meeting of stockholders to be held in 2026.
Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
Our Restated Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of our board of directors. Our Restated Certificate of Incorporation also provides that our directors may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of common stock, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. Upon the recommendation of our nominating and corporate governance committee, our board of directors has nominated Jeffrey Chodakewitz, Michael Lynton, Nancy A. Thornberry, and Bridget van Kralingen, for election as Class II directors at the Annual Meeting. Dr. Chodakewitz, Mr. Lynton, Ms. Thornberry, and Ms. van Kralingen are all presently directors, and have indicated a willingness to continue to serve as directors, if elected. Ms. van Kralingen was elected to our board of directors in March 2025 by our board of directors, upon the recommendation of the nominating and corporate governance committee, and she is standing for election by our stockholders for the first time at this Annual Meeting.
If no contrary indication is made, proxies are to be voted for Dr. Chodakewitz, Mr. Lynton, Ms. Thornberry, and Ms. van Kralingen, or in the event that Dr. Chodakewitz, Mr. Lynton, Ms. Thornberry, or Ms. van Kralingen is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy. Our Corporate Governance Guidelines provide that director nominees should represent a broad range of personal and professional characteristics, backgrounds, experiences and skills, including gender, racial or ethnic identity, international experience and/or expertise in a particular discipline or field. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, the ability to contribute positively to the collaborative culture among our board members, knowledge of our business, understanding of the competitive landscape in which we operate and adherence to high ethical standards. In addition, as further described under “Executive Summary — Stockholder Engagement and Election of Directors Vote Support,” we regularly solicit feedback from our stockholders, and our nominating and corporate governance committee, together with senior management, consider board, governance and related matters raised by our stockholders during our engagements to ensure that we are identifying and nominating directors who, among other things, have demonstrated business acumen and have a commitment to understanding our industry and company. Certain individual qualifications and skills of our directors that contribute to our board of directors’ effectiveness as a whole are described in the following paragraphs.
Nominees for Election as Class II Directors
Biographical information as of April 1, 2025, including principal occupation and business experience during the last five years, for our nominees for election as Class II directors at the Annual Meeting is set forth below.
Jeffrey Chodakewitz, M.D., age 69, has served as a member of our board of directors since April 2020. Dr. Chodakewitz has served as an advisory partner to Ascenta Capital, a private equity and venture capital firm, since December 2022 and has served as an executive/senior advisor to Blackstone Life Sciences, a life sciences fund, from March 2019 to January 2022. Before joining Blackstone Lifesciences, Dr. Chodakewitz served as executive vice president, clinical medicine and external innovation, at Vertex Pharmaceuticals Incorporated, or Vertex, a publicly traded pharmaceutical company, from April 2018 to March 2019. Dr. Chodakewitz served as executive vice president, global medicines development and medical affairs, and chief medical officer of Vertex from October 2014 to March 2018. Dr. Chodakewitz served as senior vice president and chief medical officer of Vertex from January 2014 to October 2014. Prior to joining Vertex, Dr. Chodakewitz spent over 20 years at Merck & Co., Inc., a pharmaceutical company, where he held a variety of roles including vice president of clinical research—infectious diseases & vaccines, vice president of clinical pharmacology/early stage development, senior vice president of late stage development, and senior vice president of global scientific strategy (infectious diseases, respiratory/immunology). Dr. Chodakewitz currently serves on the board of directors of Adicet Bio, Inc. (formerly known as resTORbio, Inc.), a publicly traded biopharmaceutical company, and Praxis Precision Medicines, Inc., a publicly traded biotechnology company. Dr. Chodakewitz also served as a member of the board of directors of Tetraphase Pharmaceuticals, Inc., a then publicly-traded biopharmaceutical company, from June 2014 to July 2020 and Freeline Therapeutics Holdings plc, a then publicly-traded biopharmaceutical company, from September 2019 to February 2024. Dr. Chodakewitz received a B.S. in Biochemistry from Yale University and an M.D. from the Yale University School of Medicine. We believe that Dr. Chodakewitz’s experience with pharmaceutical and biotechnology companies qualifies him to serve on our board of directors.
Michael Lynton, age 65, has served as a member of our board of directors since January 2018 and chairman of our board of directors since October 2018. Mr. Lynton served as chief executive officer of Sony Entertainment Inc., an international entertainment company, from April 2012 to August 2017, as chairman and chief executive officer of Sony Pictures Entertainment Inc., from January 2004 to May 2017 and as chief executive officer of Sony Corporation of America, from March 2012 to August 2017. Mr. Lynton currently serves as chairman of the board of directors of Snap Inc., a publicly traded technology company, and Warner Music Group Corp., a publicly traded media company, and as a member of the board of directors of Ares Management Corporation, a publicly traded, global alternative asset manager. Mr. Lynton also served as a member of the board of directors of Pandora Media, Inc. from August 2017 to February 2019, Pearson plc., a publicly traded publishing and education company, from February 2018 to June 2021 and The Boston Beer Company, Inc., a publicly traded beverage company, from October 2020 to May 2023. Mr. Lynton received a B.A. in History and Literature from Harvard College and an M.B.A. from Harvard Business School. We believe that Mr. Lynton’s public company board and management experience and his extensive business and leadership experience qualifies him to serve as chairman of our board of directors.
Nancy A. Thornberry, age 68, has served as a member of our board of directors since September 2019. Ms. Thornberry previously served as chair, R&D of Kallyope, Inc., or Kallyope, a biotechnology company, from October 2021 to May 2024, and as chief executive officer of Kallyope from November 2015 to October 2021. Between August 2013 and October 2015, Ms. Thornberry was self-employed as a consultant to companies in the biotechnology and pharmaceutical industries. Prior to that, Ms. Thornberry spent over 30 years at Merck & Co., Inc., a pharmaceutical company, where she held a variety of positions including senior vice president and franchise head, diabetes and endocrinology, from April 2011 to July 2013, senior vice president and franchise head, diabetes and obesity, from September 2009 to April 2011, vice president, worldwide basic research head, diabetes and obesity, from February 2007 to September 2009 and executive director, metabolic disorders, from 2004 to February 2007, among other positions. Ms. Thornberry currently serves on the board of directors of Denali Therapeutics Inc., a publicly traded biopharmaceutical company, Vertex Pharmaceuticals Incorporated, a publicly traded biotechnology company, and the New York Genome Center. Ms. Thornberry received a B.S. in Chemistry and Biology from Muhlenberg College. We believe Ms. Thornberry’s scientific background and experience in the life sciences industry qualifies her to serve on our board of directors.
Bridget van Kralingen, age 61, has served as a member of a board of our directors since March 2025. Ms. van Kralingen has served as a Senior Partner and member of the executive committee at Motive Partners, a specialty private equity firm focused on technology-enabled financial and business services, since November 2022. Prior to joining Motive Partners, Ms. van Kralingen served as Senior Vice President of International Business Machines Corporation, or IBM, a multinational technology company. Ms. van Kralingen joined IBM in 2004 and held a number of positions of increasing responsibility, including Chief Executive/Senior Vice President, IBM Global Markets; Senior Vice President, Global Industries, Clients, Platforms and Blockchain; Senior Vice President, Global Business Services; General Manager IBM North America; General Manager, Global Business Services in Europe, Middle East and Africa; and Global Managing Partner, Financial Services Sector, Global Business Services. Prior to joining IBM, Ms. van Kralingen served as Managing Partner, US Financial Services with Deloitte Consulting. Ms. van Kralingen currently serves on the board of directors of Teradyne, Inc., a publicly traded global supplier of automated test equipment and robotics solutions, The Travelers Companies, Inc., a publicly traded global insurance company, and Discovery Limited, a South African-founded financial services organization. Ms. van Kralingen served on the board of directors of the Royal Bank of Canada from June 2011 to April 2024. Ms. van Kralingen received a Master of Commerce in Industrial and Organisational Psychology from the University of South Africa, a Bachelor of Commerce from the University of the Witwatersrand, South Africa, and an

honours degree in commerce from the University of Johannesburg. We believe Ms. van Kralingen’s extensive software and technology solutions experience qualifies her to serve on our board of directors.
The board of directors recommends voting “FOR” the election of Jeffrey Chodakewitz, Michael Lynton, Nancy A. Thornberry, and Bridget van Kralingen as Class II directors for a three-year term ending at the annual meeting of stockholders to be held in 2028.
Directors Continuing in Office
Biographical information as of April 1, 2025, including principal occupation and business experience during the last five years, for our directors continuing in office after the Annual Meeting is set forth below.
Class III Directors (Term Expires at 2026 Annual Meeting of Stockholders)
Richard A. Friesner, Ph.D., age 72, has served as a member of our board of directors since August 1990, when he co-founded us. Dr. Friesner is currently the William P. Schweitzer professor of chemistry at Columbia University, the principal investigator of the Friesner Research Group, a research laboratory within the Department of Chemistry at Columbia University, and he has served as a professor of chemistry at Columbia University since September 1990. Dr. Friesner is a Fellow of the American Academy of Sciences and a member of the National Academy of Sciences. Dr. Friesner received a B.S. in Chemistry from the University of Chicago and a Ph.D. in Chemistry from the University of California, Berkeley. We believe that Dr. Friesner’s extensive experience in theoretical chemistry and his extensive knowledge of our company since inception, as well as his distinguished scientific record, qualifies him to serve on our board of directors.
Rosana Kapeller-Libermann, M.D., Ph.D., age 61, has served as a member of our board of directors since January 2019. Dr. Kapeller-Libermann has served as president and chief executive officer of Rome Therapeutics, Inc., a therapeutics company, since April 2019. She has also served in various roles at GV, a venture capital investment arm of Alphabet Inc., since 2018, including as an entrepreneur in residence from November 2018 to April 2020, a fellow from April 2020 to December 2023, and as a consultant since December 2023. Prior to that, Dr. Kapeller-Libermann served as founding chief scientific officer of Nimbus Therapeutics, or Nimbus, a biotechnology company, from February 2010 to March 2018. Prior to joining Nimbus, she served as vice president of research at Aileron Therapeutics, Inc., a biopharmaceutical company, from August 2005 to September 2009. Dr. Kapeller-Libermann received an M.D. from Universidade do Estado do Rio de Janeiro and a Ph.D. in Molecular and Cellular Physiology from Tufts University. We believe Dr. Kapeller-Libermann’s scientific experience in the field of drug discovery and extensive experience working with life sciences companies qualifies her to serve on our board of directors.
Gary Sender, age 63, has served as a member of our board of directors since July 2019. Mr. Sender previously served as chief financial officer of Nabriva Therapeutics plc, or Nabriva, a publicly traded biopharmaceutical company, from May 2016 to March 2021. Prior to joining Nabriva, Mr. Sender served as chief financial officer and executive vice president at Synergy Pharmaceuticals Inc., or Synergy, a publicly traded biopharmaceutical company, from November 2015 to May 2016. Prior to joining Synergy, from August 2009 to June 2015, Mr. Sender served as senior vice president, finance at Shire plc., or Shire, a biopharmaceutical company since acquired by Takeda Pharmaceutical Company Limited. Prior to joining Shire, Mr. Sender served as founding chief financial officer of Tengion, Inc., a regenerative medicine company, from August 2004 to July 2009. Mr. Sender currently serves on the board of directors of Harmony BioSciences Holdings, Inc., a publicly traded pharmaceutical company, and iBio, Inc., a publicly traded biotechnology company. Mr. Sender also spent over 15 years in several leadership roles within Merck & Co., Inc., a pharmaceutical company. Mr. Sender received a B.S. in Finance from Boston University and an M.B.A. from Carnegie-Mellon University. We believe Mr. Sender’s extensive experience in the life sciences industry, and in particular his financial acumen, qualifies him to serve on our board of directors.
Class I Directors (Term Expires at 2027 Annual Meeting of Stockholders)
Ramy Farid, Ph.D., age 60, has served as our president since January 2008, our chief executive officer since January 2017 and as a member of our board of directors since December 2012. Dr. Farid has been with our company for over 20 years and served as senior vice president from January 2005 to December 2007, vice president, scientific development and product management from January 2003 to December 2004 and product manager from January 2002 to December 2002. Dr. Farid serves on the board of directors of multiple biotechnology companies co-founded by us, and previously served on the board of directors of Morphic Holding, Inc., a then-publicly traded biotechnology company. Prior to joining our company, Dr. Farid was an assistant professor in the Chemistry Department at Rutgers University. Dr. Farid received a B.S. in Chemistry from the University of Rochester and a Ph.D. from the California Institute of Technology, and he was a National Institutes of Health postdoctoral fellow in the Department of Biochemistry and Biophysics at the University of Pennsylvania. Dr. Farid currently serves on the board of directors of Vir Biotechnology, Inc., a publicly traded biotechnology company. Dr. Farid previously served on the board of directors of Structure Therapeutics, Inc., a publicly traded biopharmaceutical company, from April 2019 to June 2024. We believe that Dr. Farid’s extensive knowledge of our company and current role as our president and chief executive officer qualifies him to serve on our board of directors.
Gary Ginsberg, age 62, has served as a member of our board of directors since April 2020. Mr. Ginsberg served as the senior vice president and global head of communications at SoftBank Group Corp., or Softbank, an investment firm from November 2018 until December 2020. Before joining SoftBank, Mr. Ginsberg served as executive vice president of corporate marketing and communications at Time Warner Inc., a media company, from February 2010 to August 2018. Prior to that, Mr. Ginsberg spent 11 years at News Corporation, a media company, most recently as executive vice president of global marketing and corporate affairs and a member of the office of the chairman. Mr. Ginsberg currently serves on the board of directors of Townsquare Media, Inc., a publicly traded media company. Mr. Ginsberg also served on the board of directors of Synacor, Inc. from January 2012 to June 2020. Mr. Ginsberg received an A.B. in History from Brown University and a J.D. from Columbia University School of Law. We believe that Mr. Ginsberg’s business and leadership experience qualifies to him to serve on our board of directors.

Arun Oberoi, age 70, has served as a member of our board of directors since May 2022. Mr. Oberoi served as the executive vice president of global sales and services from April 2012 to August 2021 at Red Hat, Inc., a provider of enterprise open-source software solutions, which was acquired by International Business Machines Corporation, or IBM, in July 2019. Prior to that, from December 2010 to January 2012, Mr. Oberoi served as president and chief executive officer of Viridity Software, Inc., a data center infrastructure management company. From March 2008 to June 2010, Mr. Oberoi served as chief executive officer of Aveksa, Inc., an access governance and management software company. From January 2004 to February 2006, Mr. Oberoi was executive vice president of global sales and technical services at Micromuse, Inc., or Micromuse, a provider of network and service management solutions. Micromuse was acquired by IBM in February 2006, where Mr. Oberoi subsequently served as vice president within IBM Tivoli until March 2008. Prior to joining Micromuse, Mr. Oberoi held a series of senior executive positions at Hewlett-Packard Company from August 1997 until December 2003, including as vice president and general manager, worldwide corporate accounts and industries, sales and marketing. Mr. Oberoi serves on the board of directors of Proofpoint, Inc., an enterprise security company, and Talend S.A., an open source integration software provider, which are both portfolio companies of Thoma Bravo, L.P., Deeplite, Inc., a provider of intelligent AI optimization software, Paymentus Holdings, Inc., a publicly traded electronic billing and payments solutions provider. He has served as chairman of the supervisory board of SUSE S.A., a provider of open source hybrid cloud infrastructure software and portfolio company of EQT partners since January 2024. Mr. Oberoi received a B.A. from the University of Delhi and an M.B.A. from Kellogg School of Management, Northwestern University. We believe that Mr. Oberoi’s enterprise software, technology and business leadership experience qualifies him to serve on our board of directors.
Executive Officers Who Are Not Directors
Biographical information as of April 1, 2025 for our executive officers who are not directors is set forth below.
Robert Abel, Ph.D., age 43, has served as our executive vice president and chief scientific officer, platform since January 2024 and previously served as our chief computational scientist, and head of modeling R&D from March 2021 to January 2024. Dr. Abel has been with our company for nearly 15 years and previously served as our executive vice president, science, from January 2020 to March 2021, senior vice president, science, from April 2017 to December 2019, vice president, scientific development from January 2014 to April 2017, director of structure-based science from January 2011 to December 2013, senior principal scientist and product manager from January 2010 to December 2010 and senior scientist from March 2009 to December 2009. Dr. Abel received a B.S. in Chemistry from the University of Florida and a Ph.D. in Chemical Physics from Columbia University. In graduate school, Dr. Abel was a National Science Foundation Graduate Research Fellow and a Department of Homeland Security Research Fellow and worked from May 2005 to August 2005 at Los Alamos National Laboratory under the auspices of the DHS Research Fellowship.
Karen Akinsanya, Ph.D., age 57, has served as our president of R&D, therapeutics since February 2022 and previously served as our executive vice president, chief biomedical scientist, head of discovery R&D from January 2020 to February 2022 and as our senior vice president and chief biomedical scientist from April 2018 to December 2019. Dr. Akinsanya spent 12 years at Merck & Co., Inc., or Merck, a pharmaceutical company, where she held a variety of positions across

Merck Research Labs, including associate vice president, early scientific assessment lead, business development & licensing from December 2013 to July 2017, collaboration lead and executive director, cardiovascular research from January 2010 to December 2013, and associate director, clinical pharmacology from October 2005 to December 2009. Prior to Merck, Dr. Akinsanya held a number of roles in drug discovery at Ferring Pharmaceuticals in the United Kingdom and the United States from 1997 to 2005. In 2007, Dr. Akinsanya founded Envision Science Group LLC, or Envision, a translational science consulting company, where she currently serves as president. Dr. Akinsanya provided consulting services on behalf of Envision to companies in the pharmaceutical industry between July 2017 and April 2018. Dr. Akinsanya currently serves on the board of directors of Nautilus Biotechnology, Inc., a publicly traded biotechnology company. Dr. Akinsanya received a B.Sc. in Biochemistry from Queen Mary College, University of London, a Ph.D. in Endocrine Physiology from the Imperial College and completed postdoctoral studies at the Ludwig Institute for Cancer Research, University College, London.
Margaret Dugan, M.D., age 68, has served as our chief medical officer since July 2023. Dr. Dugan is a board-certified medical oncologist and hematologist with more than 30 years of clinical, medical research, and drug development experience. Prior to joining our company, Dr. Dugan served as chief medical officer of Dracen Pharmaceuticals, Inc., or Dracen, an oncology company, from April 2018 to February 2023. Prior to her role at Dracen, Dr. Dugan held roles of increasing responsibility, including serving as a senior vice president at Novartis AG, where she led oncology-focused global strategic drug development, including several regulatory filings and approvals. Dr. Dugan currently serves on the board of directors of BeiGene, Ltd., a publicly traded biotechnology company. Dr. Dugan received a B.A. in Biology from New York University and an M.D. from New York University School of Medicine.
Patrick Lorton, age 41, has served as our executive vice president and chief operating officer, software since January 2024 and as our executive vice president, chief technology officer since March 2021. Mr. Lorton has been with our company for over 15 years and previously served as our senior vice president and chief technology officer from April 2017 to March 2021, vice president of engineering from January 2016 to April 2017, director of software engineering from January 2015 to January 2016, associate director of software engineering from December 2012 to January 2015, project leader from January 2011 to December 2012 and scientific developer from September 2006 to December 2012. Prior to joining our company, Mr. Lorton served as a chemistry research assistant from December 2005 to September 2006 and a computer science research assistant from August 2004 to July 2006 at Indiana University Bloomington. Mr. Lorton received a B.S. in Computer Science and a B.A. in Mathematics and Chemistry from Indiana University Bloomington.
Geoffrey Porges, age 64, has served as our executive vice president and chief financial officer since August 2022. Dr. Porges previously served as vice chairman of SVB Securities LLC (now known as Leerink Partners LLC), the former investment banking subsidiary of SVB Financial Group, or SVB Securities, from January 2022 to August 2022, and as venture partner of SVB Capital, the private equity arm of SVB Financial Group, from January 2022 to April 2023. Prior to his role as vice chairman, Dr. Porges held positions of increasing responsibility at SVB Securities, including serving as senior managing director from February 2019 to January 2022 and as senior biopharmaceuticals analyst and director of therapeutics research from November 2015 to February 2019. Prior to joining SVB Securities, Dr. Porges spent 13 years at Alliance Bernstein, an investment management firm, most recently serving as managing director. Prior to joining Alliance Bernstein, Dr. Porges was chief operating officer and head of health, medical and biotechnologies programs at BTG Plc, a pharmaceutical company, from 1999 to 2002 and was a member of the board of directors of Acambis plc from 2001 to 2003. Dr. Porges received a Bachelor of Medicine and a Bachelor of Surgery from the University of Sydney and an M.B.A. from Harvard Business School.

Yvonne Tran, age 54, has served as our chief people officer since May 2023 and as our executive vice president and chief legal officer since April 2017. She served as our general counsel from April 2010 to April 2017. Prior to joining our company, Ms. Tran previously served as senior corporate counsel at Oracle America, Inc., or Oracle, a technology company, from January 2008 to April 2010. Prior to joining Oracle, Ms. Tran served as outside legal consultant from January 2006 to January 2008 and deputy general counsel from April 2000 to January 2006 at DoubleClick, Inc., an advertising technology company since acquired by Google LLC. Ms. Tran received a B.A. in Molecular Biophysics and Biochemistry from Yale University and a J.D. from the University of Virginia School of Law.

PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. At the 2022 annual meeting of stockholders, stockholders approved, on an advisory basis, an annual advisory vote on the compensation of our named executive officers. In accordance with the results of this vote, the Board determined to implement an advisory vote on the compensation of our named executive officers every year.
Our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success. Under this program, our named executive officers are rewarded for the achievement of our short- and long-term strategic and financial goals and for driving corporate financial performance and stability. The program contains elements of cash and equity-based compensation and is designed to align the interests of our executive officers with those of our stockholders.
The section of this proxy statement titled “Executive and Director Compensation” beginning on page 25, including “Compensation Discussion and Analysis,” describes in detail our executive compensation program, including the updates we made to the program to broaden our use of performance-based equity awards to our full team of executive officers starting in 2024, and the decisions made by our compensation committee and our board of directors with respect to the fiscal year ended December 31, 2024. Highlights of our executive compensation program include the following:
•Using a performance-based annual cash incentive program to link executive compensation to the achievement of long-term and short-term company goals;
•Setting challenging short-term goals for our cash incentive program;
•Providing a significant portion of our executive compensation in the form of equity with time-based vesting;
•Providing a significant portion of our executive compensation in the form of performance-based restricted stock units;
•Using market data from our peer group to set competitive compensation levels; and
•Maintaining stock ownership guidelines for our executives.
As we describe in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executive officers with our stockholders. The board of directors and compensation committee believe this link between compensation and the achievement of our short- and long-term strategic and financial goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.
Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Compensation Discussion and Analysis”, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.
As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the board of directors (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the board of directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The board of directors recommends that stockholders vote to approve the compensation of our named executive officers by voting “FOR” this proposal.

PROPOSAL NO. 3—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025
Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. KPMG LLP has served as our independent registered public accounting firm since 2010.
The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2025. Stockholder approval is not required to appoint KPMG LLP as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of KPMG LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain KPMG LLP. If the selection of KPMG LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.
A representative of KPMG LLP is expected to virtually attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from our stockholders.
We incurred the following fees from KPMG LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2024 and 2023.

Fee Category	2024	2023
Audit fees (1)	$2,298,000	$2,136,781
Audit-related fees (2)	10,000	—
Tax fees (3)	570,947	426,092
All other fees	—	—
Total fees	$2,878,947	$2,562,873
(1)“Audit fees” consist of professional services provided by KPMG LLP in connection with the integrated audit of our annual consolidated financial statements, the review of our unaudited quarterly consolidated financial statements, and audit services provided in connection with other regulatory filings.
(2)“Audit-related fees” consist of professional services provided by KPMG LLP for assurance and related services.
(3)“Tax fees” consist primarily of professional services provided by KPMG LLP that encompass a variety of permissible tax services, including federal and state tax compliance services, technical tax advice related to federal and state income tax matters, assistance with sales tax, and other tax consulting matters.
Audit Committee Pre-Approval Policy and Procedures
Our audit committee has adopted policies and procedures relating to the approval of all audit and other permitted non-audit services provided to us by our independent registered public accounting firm. These policies provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement to render the service is entered into pursuant to the pre-approval procedure.
From time to time, our audit committee may pre-approve services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. These services may include audit services, audit-related services, tax services and other permissible non-audit services. Our independent registered public accounting firm and senior management will periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm.
During our 2024 and 2023 fiscal years, no services were provided to us by KPMG LLP other than in accordance with the pre-approval policies and procedures described above.
The board of directors recommends voting “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

CORPORATE GOVERNANCE
Director Nomination Process
Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate director candidates.
The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board. While there are no specific minimum qualifications for a committee-recommended nominee to our board of directors, the qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:
•Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.
•Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.
•Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our board of directors and its committees.
•Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.
•Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.
•Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. Nominees should represent a broad range of personal and professional characteristics, backgrounds, experiences and skills including international experience and/or expertise in a particular discipline or field.
•Nominees should normally be able to serve for at least five years before reaching the age of 75.
The nominating and corporate governance committee may use a third-party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.
Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered for an annual meeting are specified in our amended and restated bylaws and must be received by us no later than the date referenced below under the heading “Stockholder Proposals for our 2026 Annual Meeting of Stockholders.”
Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors decides to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.

Director Independence
Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, among other things, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.
In March 2025, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Dr. Farid and Dr. Friesner, is an “independent director” as defined under applicable Nasdaq rules. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Farid is not an independent director under these rules because he is our president and chief executive officer, and Dr. Friesner is not an independent director under these rules because he has received more than $120,000 in consulting fees from us during a 12-month period within the last three years. See “Transactions with Related Persons” for more information regarding Dr. Friesner.
There are no family relationships among any of our directors or executive officers.
Board Committees
Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee and a drug discovery committee. Each of the audit committee, compensation committee, nominating and corporate governance committee and drug discovery committee operates under a charter, and each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, the compensation committee, the nominating and corporate governance committee and the drug discovery committee is posted on the “Governance” section of the “Investors” page of our website, which is located at www.schrodinger.com. Our board of directors also appoints from time to time ad hoc committees to address specific matters.
Audit Committee
The members of our audit committee are Gary Sender, Gary Ginsberg, Michael Lynton, and Arun Oberoi. Gary Sender serves as chair of the audit committee. Our audit committee met seven times during 2024. Our audit committee’s responsibilities include:
•appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;

•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•discussing our risk identification, risk assessment and risk management policies, including coordinating the board of directors’ oversight of major financial risk exposures and risks relating to data privacy and cybersecurity;
•establishing procedures for the receipt and retention of accounting related complaints and concerns;
•meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
•reviewing and approving or ratifying any related person transactions;
•periodically reviewing our investment policy, adopting changing to such policy, and periodically reviewing our investment activities and our portfolio in light of our investment policy; and
•preparing the audit committee report required by Securities and Exchange Commission, or SEC, rules.
All audit and non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.
Our board of directors has determined that Gary Sender is an “audit committee financial expert” as defined in applicable SEC rules and that each of the members of our audit committee possesses the financial sophistication required for audit committee members under Nasdaq rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.
Compensation Committee
The members of our compensation committee are Gary Sender, Gary Ginsberg and Rosana Kapeller-Libermann. Gary Sender serves as chair of the compensation committee. Our compensation committee met five times during 2024. Our compensation committee’s responsibilities include:
•reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
•overseeing an evaluation of our senior executives;
•overseeing and administering our cash and equity incentive plans;
•reviewing and making recommendations to our board of directors with respect to director compensation;
•reviewing and making recommendations to our board of directors with respect to management succession planning at the request of our board of directors;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure;
•overseeing our human capital management strategy and practices, including talent acquisition and retention, efforts to promote inclusion and pay equity practices;
•reviewing our equity ownership guidelines for directors and executives and overseeing compliance with such guidelines;
•overseeing the administration of our clawback policy; and

•preparing the compensation committee report.
We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.
Under its charter, the compensation committee may form, and delegate authority to, subcommittees, consisting of independent directors, as it deems appropriate. In addition, under its charter, the compensation committee may delegate to one or more executive officers the power to grant options or other stock awards pursuant to our 2021 Inducement Equity Incentive Plan, as amended, and the 2022 Equity Incentive Plan, as amended, or the 2022 Plan, to employees who are not directors or executive officers of our company. During 2024, the compensation committee did not delegate authority to such subcommittees or executive officers.
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Michael Lynton, Jeffrey Chodakewitz, and Nancy A. Thornberry. Michael Lynton serves as chair of the nominating and corporate governance committee. Our nominating and corporate governance committee met two times during 2024. Our nominating and corporate governance committee’s responsibilities include:
•recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
•reviewing and making recommendations to our board of directors with respect to our board leadership structure;
•developing and recommending to our board of directors corporate governance principles;
•overseeing an annual evaluation of our board of directors; and
•reviewing and making recommendations to our board of directors with respect to our environmental, social and governance policies and practices, including with respect to our corporate sustainability efforts.
We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.
Drug Discovery Committee
The members of our drug discovery committee are Jeffrey Chodakewitz, Rosana Kapeller-Libermann, and Nancy A. Thornberry. Jeffrey Chodakewitz serves as chair of the drug discovery committee. The drug discovery committee assists our board’s oversight of our drug discovery and research activities and assists us in evaluating related issues. Our drug discovery committee met five times during 2024. Our drug discovery committee’s responsibilities include:
•reviewing, evaluating, and advising our board of directors and management regarding our long-term strategic goals and objectives and the quality and direction of our research and development programs;
•monitoring and evaluating trends in research and development, and advising our board of directors and management on such trends;
•reviewing, evaluating, and advising our board of directors and management on significant drug discovery and development transactions;
•regularly reviewing our research and development pipeline;
•assisting our board of directors with its oversight responsibility for enterprise risk management in areas affecting our drug discovery research and development; and
•reviewing such other topics as delegated to the committee from time to time by our board of directors.

Compensation Committee Interlocks and Insider Participation
The directors who served as members of our compensation committee at any point during the year ended December 31, 2024 were Gary Sender, Gary Ginsberg and Rosana Kapeller-Libermann. None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee. None of the members of our compensation committee is, or has ever been, an officer or employee of our company.
Board of Director Meetings and Attendance
Our board of directors recognizes the importance of director attendance at board and committee meetings. The full board of directors met five times during 2024. During 2024, each then-serving member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings held by the board of directors (during the period that such person served as a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).
Director Attendance at Annual Meeting of Stockholders
Our corporate governance guidelines provide that directors are responsible for attending the annual meeting of stockholders. Each then-serving member of the board of directors attended the 2024 annual meeting of stockholders.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on the “Governance” section of the “Investors” page on our website, which is located at www.schrodinger.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code.
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines to assist the board of directors in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines provide that:
•the principal responsibility of our board of directors is to oversee our management;
•a majority of the members of the board of directors must be independent directors, unless otherwise permitted by Nasdaq rules;
•the independent directors meet in executive session at least twice a year;
•directors have full and free access to management and, as necessary, independent advisors;
•new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and
•our nominating and corporate governance committee will oversee an annual self-evaluation of the board to determine whether it and its committees are functioning effectively.
A copy of the corporate governance guidelines is available on the “Governance” section of the “Investors” page on our website, which is located at www.schrodinger.com.

Board Leadership Structure and Oversight of Risk
Our corporate governance guidelines provide that the nominating and corporate governance committee shall periodically assess the board of directors’ leadership structure, including whether the offices of chief executive officer and chairman of the board of directors should be separate. Our guidelines provide the board of directors with flexibility to determine whether the two roles should be combined or separated based upon our needs and the board of directors’ assessment of its leadership from time to time. We do not currently have a lead independent director because the chairman of our board of directors is independent within the meaning of the Nasdaq listing rules.
We currently separate the roles of chief executive officer and chairman of the board of directors. Our president and chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while the chairman of our board of directors presides over meetings of the board of directors, including executive sessions of the board of directors, and performs oversight responsibilities. Separating the duties of the chairman from the duties of the chief executive officer allows our chief executive officer to focus on our day-to-day business, while allowing the chairman to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Specifically, our chairman runs meetings of our independent directors, assists with developing the board’s meeting agendas, facilitates communications between management and the board of directors and assists with other corporate governance matters. Our board of directors believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure. Our board of directors believes that we have an appropriate leadership structure for us at this time which demonstrates our commitment to good corporate governance. Although the roles of chairman and chief executive officer are currently separate, our nominating and corporate governance committee and board of directors believe it is appropriate for our chief executive officer to serve as a member of our board of directors.
Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024. Our board of directors is actively involved in oversight of risks that could affect us. Our board of directors oversees our risk management processes directly and through its committees. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Our management is responsible for risk management on a day-to-day basis and our board of directors and its committees oversee the risk management activities of management. Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company.
Our audit committee oversees risk management activities related to financial controls and legal, cybersecurity, data privacy and compliance risks. Oversight by the audit committee includes direct communication with our external auditors. Our compensation committee oversees risk management activities relating to our compensation policies and practices and assesses whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. Our compensation committee also oversees risk management activities relating to management succession planning and our human capital management strategy and practices. Oversight by the compensation committee includes direct communication with our compensation consultants. Our nominating and corporate governance committee oversees risk management activities relating to board and committee composition and our environmental, social and governance, or ESG, corporate responsibility and sustainability efforts. Our drug discovery committee assists our board of directors in its oversight of our drug discovery and research activities, including having oversight responsibility for enterprise risk management in areas affecting our drug discovery research and development. In addition, members of our senior management team attend our board meetings quarterly and are available to address any questions or concerns raised by the board on risk management and any other matters. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.
Insider Trading Policy and Hedging, Pledging and Margin Accounts
We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities by directors, employees, certain family members of directors and employees, and certain entities controlled by any of the foregoing. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. Our insider trading policy is filed as Exhibit 19.1 to our annual report on Form 10-K for the year ended December 31, 2024. We also do not engage in transactions in our securities while in possession of material nonpublic information concerning our company or our securities.
Our insider trading policy, among other things, expressly prohibits short sales and derivative transactions of our stock by our directors, named executive officers and other employees, including short sales “against the box”; purchases or sales of puts, calls or other derivative securities based on the company’s securities; and purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of company securities.
In addition, our insider trading policy generally prohibits our directors, named executive officers and other employees from purchasing our securities on margin, borrowing against company securities held in a margin account, or pledging our securities as collateral for a loan. However, an exception may be granted in extraordinary situations where a person wishes to pledge company securities as collateral for a loan (other than a margin loan) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any exception must be approved by our chief financial officer or chief legal officer or, in the case of a director or executive officer, by our audit committee. Other than the 331,778 shares of our common stock pledged by Dr. Friesner as collateral for a loan, no director, named executive officer or other employees have pledged any shares of our common stock. Prior to approving the pledge by Dr. Friesner, our audit committee considered (1) that Dr. Friesner’s pledge of our shares was not designed to shift or hedge any economic risk associated with his ownership of our common stock, (2) that the total number of shares of common stock pledged as collateral for the loan constituted less than 1.0% of our total outstanding shares as the time of the pledge, (3) that the amount of the pledged shares was considerably lower than the average daily and weekly trading volume of our common stock, (4) the amount of the contemplated $2.0 million loan relative to the market value of the pledged shares of common stock and (5) Dr. Friesner’s representation that he has the financial capacity to repay the borrowed amount under the loan without resort to the pledged shares. Our audit committee also routinely reviews Dr. Friesner’s pledge of our shares to assess whether such pledge poses an undue risk to the company based on the above factors.
Our Commitment to Environmental, Social, and Governance Matters
We are committed to embedding a long-term, formal ESG strategy within our business, a commitment we refer to as Corporate Sustainability. Our board is engaged in our company’s Corporate Sustainability matters, and our nominating and corporate governance committee maintains formal oversight of our ESG efforts. We believe that a commitment to Corporate Sustainability is integral to our mission to improving human health and quality of life. This commitment requires us to be responsive to ESG-related matters that impact both us and our stakeholders, including the communities in which we operate. We expect to continue to focus on the ESG issues that we have identified as most important to our company, our business and our stakeholders, including, among other things, risk mitigation, impact creation and measurement, and increasing corporate transparency.
More information about our ESG initiatives can be found in Part I, Item 1. Business — Human Capital of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025, and in our Corporate Sustainability Report, available on the “Corporate Sustainability” section of our website, which is located at www.schrodinger.com.

Board Diversity Matrix
We have elected to include our board diversity matrix in this proxy statement as set forth below:

Board Diversity Matrix (as of April 24, 2025)
Board Size:
Total Number of Directors	10
Gender:	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	7	—	—
Number of Directors who Identify in any of the Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Board Skills Matrix
We have elected to include our board skills matrix in this proxy statement as set forth below:
As part of any director nominee search, our nominating and corporate governance committee is committed to seeking out highly qualified director candidates who represent a broad range of personal and professional characteristics, backgrounds, experiences and skills including international experience and/or expertise in a particular discipline or field.

Communication with Our Directors
Any interested party with concerns about our company may report such concerns to the board of directors, or the chairman of our board of directors, or otherwise the chair of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:
Schrödinger, Inc.
1540 Broadway, 24th Floor
New York, NY 10036
Attention: Board of Directors
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith using reasonable judgment and discretion.
Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that may be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, or auditing matters. Concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters may be submitted to our chief legal officer or our chief financial officer at 1540 Broadway, 24th Floor, New York, New York 10036 or via the toll-free telephone number +1 844 440-0049.

EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
Introduction
Our compensation committee is responsible for reviewing and overseeing our executive compensation policies and programs. Our compensation committee reviews and determines the compensation of our executive officers and makes recommendations to the board of directors with respect to the compensation of our chief executive officer. This section discusses the principles underlying our compensation committee’s policies and decisions with respect to the compensation of our named executive officers. Our named executive officers for the fiscal year ended December 31, 2024 were:
•Ramy Farid, our president and chief executive officer;
•Geoffrey Porges, our executive vice president, chief financial officer;
•Karen Akinsanya, our president of R&D, therapeutics;
•Robert Abel, our executive vice president, chief scientific officer, platform; and
•Patrick Lorton, our executive vice president, chief operating officer, software and chief technology officer.
Executive Summary
Schrödinger’s Business
We are transforming the way therapeutics and materials are discovered. Our differentiated, physics-based computational platform enables discovery of high-quality, novel molecules for drug development and materials applications more rapidly and at a lower cost, compared to traditional methods. Our software platform is licensed by biopharmaceutical and industrial companies, academic institutions, and government laboratories around the world. We are applying our computational platform to advance a broad pipeline of drug discovery programs in collaboration with leading biopharmaceutical companies. In addition, we use our computational platform to discover novel molecules for our pipeline of proprietary drug discovery programs, which we are advancing through preclinical and clinical development.

2024 Highlights and 2025 Strategic Actions and Focus
We had strong results in 2024 and look forward to carrying that momentum through 2025. Our key successes since January 2024 include:
•Generated 2024 total revenue of $207.5 million
•Generated 2024 software revenue of $180.4 million, up 13 percent over 2023
•Drove increased adoption of our software by our largest customers, as evidenced by the $73.1 million annual contract value, or ACV, of our top 10 customers, up 43 percent over 20231 and the increase in the number of customers with an ACV of at least $5.0 million to 8, up from 4 in 2023
•Generated 2024 drug discovery revenue of $27.2 million
1 We track the ACV for each of our customers. With respect to contracts that have a duration of one year or less, or contracts of more than one year in duration that are billed annually, we define ACV as the contract value billed during the applicable period. For contracts with a duration of more than one year that are billed upfront, ACV in each period represents the total billed contract value divided by the term. ACV should be viewed independently of revenue and does not represent revenue calculated in accordance with GAAP on an annualized basis, as it is an operating metric that can be impacted by contract execution start and end dates and renewal rates. ACV is not intended to be a replacement for, or forecast of, revenue.

•Entered into a multi-target research collaboration and license agreement with Novartis Pharma AG, including receipt of a $150 million upfront payment and the potential to receive up to $2.272 billion in milestone payments plus royalties, as well as an expanded software licensing agreement

•Entered into expanded research collaboration agreements with Eli Lilly and Company and Otsuka Pharmaceutical Co., Ltd.

•Continued to progress a Phase 1 clinical trial of SGR-1505, our MALT1 inhibitor, in patients with relapsed or refractory B-cell malignancies
•Continued to progress a Phase 1 clinical trial of SGR-2921, our CDC7 inhibitor, in patients with relapsed or refractory acute myeloid leukemia or high-risk myelodysplastic syndrome. In January 2025, the U.S. Food and Drug Administration granted SGR-2921 Orphan Drug Designation for the treatment of acute myeloid leukemia.
•Initiated a Phase 1 clinical trial of SGR-3515, our Wee1/Myt1 inhibitor, in patients with advanced solid tumors
•Named a development candidate for our SOS1 inhibitor program, SGR-4174, as well as for our EGFRC797S program, both of which are in preclinical development
•Launched an initiative to expand our computational platform to predict toxicology risk early in drug discovery, which is being funded by $19.5 million in grants from the Bill & Melinda Gates Foundation
•Launched LiveDesign Biologics, an informatics solution for drug discovery teams designing biologics, which builds upon our existing, small molecule-focused, LiveDesign offering
•Published 29 peer-reviewed articles across life sciences and materials science in 2024
•Published our third annual Corporate Sustainability Report in April 2025 and continued our investment and focus on ESG matters

Stockholder Engagement and Say-on-Pay Vote Support
Our compensation committee strives to ensure that our executive compensation program aligns with the interests of our stockholders and adheres to our pay-for-performance philosophy. In June 2024, we reached out to institutional investors then-representing approximately 63% of our outstanding shares of common stock to understand any concerns about our executive compensation program, and we spoke with three institutional investors then-representing approximately 11% of our outstanding shares of common stock on a variety of executive compensation issues that may impact our business. Our executive compensation program received very strong stockholder support at our 2024 annual meeting of stockholders, including the support of over 98% of votes cast on the non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. While this vote is a non-binding advisory vote, our compensation committee and board of directors take the voting results into account in determining the compensation of our named executive officers. In October 2024, we reached out to institutional investors then-representing approximately 63% of our outstanding shares of common stock to understand any concerns about our executive compensation program, and from November 2024 through January 2025, we ultimately spoke with four institutional investors then-representing approximately 33% of our outstanding shares of common stock. Participants in these discussions included an independent member of our board of directors, our chief legal officer and chief people officer, our head of corporate sustainability, our senior vice president, investor relations and corporate communications, and members of our internal legal team.
Over the course of several months, senior management, our compensation committee and Aon’s Human Capital Solutions practice, a division of Aon plc, or Aon, our compensation committee’s independent consultant, analyzed and discussed what was learned during our stockholder outreach process. In light of the strong support that we received for our executive compensation program at the 2024 annual meeting of stockholders, we have chosen to maintain our general approach to executive compensation. Compensation-related issues discussed during our stockholder outreach process primarily related to investor preference for the continued use of performance-based equity awards. Below are selected highlights from this process:

What We Heard	What We’ve Done Following Outreach
Stock options with time-based vesting conditions are not sufficiently performance-driven, as stock prices may be influenced by trends within a company’s given industry, and we should continue the use of performance-based equity awards for the full team of executive officers.

After discussing with our compensation consultant and our compensation committee, in March 2025, we continued our use of performance-based equity awards to our full team of executive officers to continue to adhere to our pay for-performance philosophy. Whereas in 2023, only our chief executive officer, our chief financial officer and our president of R&D, therapeutics received a portion of their annual equity-based compensation in the form of performance-based restricted stock units, or PRSUs, in March 2024 and in March 2025, each of our executive officers was granted a combination of PRSUs and option awards for his or her performance during 2023 and 2024, respectively. As with 2023 and 2024, in March 2025, a portion of the chief executive officer’s option awards had an exercise price per share equal to 110% of the closing price of our common stock on the date of grant, which we refer to as premium-priced options. Such premium priced options result in a potential payout only if there is an appreciation of our stock price following the date of grant.

Stockholder Engagement and Election of Directors Vote Support
Our nominating and corporate governance committee is committed to identifying and nominating directors to serve on our board of directors who, among other things, have demonstrated business acumen, have a commitment to understanding our industry and company and to regularly attending and participating in meetings of the board of directors and its committees, and who adhere to high ethical standards. Our nominating and corporate governance committee is also committed to regularly considering governance and related matters raised by our stockholders during our engagements to determine what further actions, if any, should be taken in the best interest of our company and its stockholders.
At our 2024 annual meeting of stockholders, approximately 81% of the votes cast supported the election of Ramy Farid, approximately 81% of the votes cast supported the election of Arun Oberoi and approximately 76% of the votes cast supported the election of Gary Ginsberg as Class I directors.
In June 2024, we spoke with three institutional investors then-representing approximately 11% of our outstanding shares of common stock on a variety of corporate governance and related topics including board composition and structure and our corporate sustainability and ESG strategy. In October 2024, we reached out to institutional investors then-representing approximately 63% of our outstanding shares of common stock to understand any concerns about our corporate governance, and from November 2024 through January 2025, we ultimately spoke with four institutional investors then-representing approximately 33% of our outstanding shares of common stock. Participants in these discussions included an independent member of our board of directors, our chief legal officer and chief people officer, our head of corporate sustainability, our senior vice president, investor relations and corporate communications, and members of our internal legal team.
Over the course of several months, senior management and our nominating and corporate governance committee analyzed and discussed what was learned in this stockholder outreach process. In general, we learned that the relatively low level of support for our election of directors proposal last year was primarily related to the classified structure of our board and the number of other public company boards on which our directors served. Below are selected highlights from this process:

What We Heard	What We’ve Done Following Outreach
Requests for discussion around how we consider director board commitments and potential over-boarding.
We regularly discuss our directors’ board commitments with our nominating and corporate governance committee to assess whether our directors are over-boarded.
At each meeting, our nominating and corporate governance committee reviews and takes into account the nature of and time involved in a director’s service on other boards, as well as on our board and our committees, in evaluating the suitability of individual directors and making its recommendations to our board.
Based on these discussions, we have determined that each of our directors commits a sufficient amount of his or her time to his or her role as a director.

Preference for removing the classified structure of our board of directors.
We regularly discuss our classified board structure with our nominating and corporate governance committee and our board of directors to determine whether or when we should no longer have a classified board of directors.
From these discussions, we have determined that maintaining a classified board structure is reflective of peer and industry practice for relatively new public companies within five to ten years of initial public offering in order to maintain stability of the board during the first few years following the initial public offering.
We will continue to discuss this topic with our nominating and corporate governance committee and our board of directors to determine whether or when a change would be in the best interest of our company and our stockholders.

Requests for updates on our Corporate Sustainability and ESG efforts, in particular, relating to climate disclosures.
We have discussed with stockholders the results of our double materiality assessment that we undertook in 2022 to determine the ESG-related topics most important to our company and our stakeholders, and which serves as the basis for our data-driven Corporate Sustainability strategy.
We have provided updates to stockholders regarding our board and committee oversight of ESG matters, including the formal delegation of authority from our board to our nominating and corporate governance committee of oversight of our ESG efforts.
We published our third annual Corporate Sustainability report in April 2025, which includes climate-related disclosures, in particular our Scopes 1, 2 and 3 greenhouse gas emissions data.

We intend to continue our stockholder outreach following the filing of this proxy statement with the SEC, to seek support for our annual meeting proposals and to solicit additional feedback regarding governance, compensation and other matters of importance to our stockholders. We view this outreach effort as a valuable opportunity to discuss measures that are important to our stockholders. We also intend to continue our stockholder engagement efforts following the Annual Meeting regardless of the vote results on the proposals included herein.

2024 Pay Outcomes and Decisions
The following summarizes the key decisions made with respect to compensation for our named executive officers during the 2024 fiscal year.
•Our compensation committee made adjustments, ranging from an increase of 4% to 12.2%, to base salaries based on competitiveness to the external market and individual scope of responsibility and performance.

•Based on our strong performance achievement as described under “2024 Highlights and 2025 Strategic Actions and Focus” above, short-term annual performance-based cash incentives were paid out at 115% of target.
•To ensure alignment of the interests of our named executive officers with those of our stockholders, annual equity awards were made in the form of (i) stock options, with vesting based on continued service, the value of which depends on the performance of our common stock price and which the compensation committee considers performance-related, particularly for a relatively newly public company, and in the case of our chief executive officer, a portion of such options included premium-priced options and (ii) in the case of all of our executive officers, PRSUs, which vest only upon achievement of specified performance goals.
Compensation Objectives and Philosophy
To foster the future success of the company, our compensation committee rewards our executive officers in a manner that reinforces our pay-for-performance philosophy. Our compensation committee has designed our compensation program to align executive interests with our strategic objectives for growth and with the interests of our stockholders and to attract, retain and motivate employees whose performance is expected to drive long-term stockholder value. Our compensation committee is committed to ensuring that a substantial portion of our executive compensation is “at risk” and “variable”.
The graphic below illustrates the target mix of compensation elements among base salary, annual performance-based cash incentive award, and long-term equity incentive awards that vest over multiple years for our named executive officers (other than our chief executive officer) in 2024. In addition to time-based options, we granted PRSUs to each of our named executive officers, which vest upon specified performance metrics. As of the grant date, the performance conditions for the PRSUs granted to each of our named executive officers were not considered probable of occurring and, as a result, the aggregate grant date fair value of those PRSUs, for purposes of this graphic, is $0 and the PRSUs are not included in the graphic below.

Other Named Executive Officers 2024 Target Compensation Mix

13.72%
Performance-based
Cash Incentive
22.59%
Base Salary
63.69%
Time-based Options

We believe the target compensation mix provided to our chief executive officer in 2024 focused on our long-term success and was aligned with the long-term interests of our stockholders, in accordance with our compensation philosophy.
The graphic below illustrates the target mix of compensation elements among base salary, annual performance-based cash incentive award, and long-term equity option awards that vest over multiple years for our chief executive officer in 2024. Approximately 84.0% of the target compensation mix was at-risk. Approximately 72.0% of the target compensation mix consisted of long-term incentive compensation in the form of stock options that vest over multiple years. In addition to time-based options, we granted PRSUs to Dr. Farid, which vest upon specified performance metrics. As of the grant date, the performance conditions for the PRSUs granted to Dr. Farid were not considered probable of occurring and, as a result, the aggregate grant date fair value of those PRSUs, for purposes of this graphic, is $0 and the PRSUs are not included in the graphic below.

Reflecting the strong alignment between pay and performance over the last year, our chief executive officer’s total realizable pay in the year ended December 31, 2024, represented by his actual salary and annual cash incentive earned, is approximately 28.0% of the total compensation disclosed in the Summary Compensation Table below on page 45. Approximately 72.0% of Dr. Farid’s 2024 total compensation as reported in the Summary Compensation Table on page 45 of this proxy statement relates to stock options granted in 2024 which vest over a four-year period. For more information on total compensation of Dr. Farid as calculated under SEC rules, see the Summary Compensation Table on page 45. This discussion of realizable pay is not a substitute for the total compensation of Dr. Farid as reported in the Summary Compensation Table.

Overview of Our Compensation Programs
The key elements of our executive compensation programs include the following:

Compensation Element	Purpose	Features	Risk Level
Base salary	To attract and retain highly skilled executives	Fixed component of pay to provide financial stability, based on responsibilities, experience, skill, expertise, knowledge and individual contributions	Not at risk
Annual performance-based cash incentive	To promote and reward the achievement of our key short-term strategic and corporate performance goals; to motivate and attract executives	Variable, performance-based compensation linked to achievement of annual quantitative and qualitative company performance goals	At risk, short-term incentive
Long-term equity incentive awards	To focus executives on long-term performance and further align their interests to that of our stockholders; to promote retention; to reward outstanding company and individual performance
Stock options subject to multi-year vesting based on continued service, the value of which depends on the performance of our common stock price, in order to directly align executive interests with those of our stockholders over the longer-term
In 2023, we introduced (i) PRSUs for our chief executive officer, chief financial officer and president of R&D, therapeutics, (ii) premium-priced stock options for our chief executive officer, and (iii) RSUs subject to four-year vesting based on continued service for all of our other executives.
In 2024, we continued our practice of granting premium-priced options to our chief executive officer, and we broadened our use of PRSUs to our full team of executive officers.
In 2025, we continued our practice of granting premium-priced options to or chief executive officer and our practice of granting PRSUs to our full team of executive officers.
At risk, long-term incentive
Salary. We consider increases in base salary based upon an assessment of each executive’s performance, skill, knowledge and scope of responsibilities, and an assessment of competitive market data based on our peer group that is approved by the compensation committee.
Annual Performance-Based Cash Incentive. Focusing on pay-for-performance, our 2024 performance-based cash incentive program was designed to reward achievements for 2024 as measured against pre-established quantitative and qualitative company performance goals.

Equity Awards. We typically make equity grants to each of our executive officers upon commencement of employment and annually in conjunction with our review of their individual performance and competitive market data based on our approved peer group. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture, and help align the interests of our executives and our stockholders. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package as it directly ties our executives’ success to that of our stockholders.
The mix of compensation components is designed to reward annual performance against corporate goals and drive long-term company performance and create stockholder value. The compensation committee generally established overall target compensation for our executive officers near the 50th percentile of compensation paid to similarly situated executives of companies in our peer group. Competitive market positioning is only one of a multitude of factors that our compensation committee considers in making compensation decisions. As described below under “Role of Our Compensation Committee and Management in Setting Executive Compensation,” other factors considered by our compensation committee include individual performance, potential, criticality to the business, and internal equity.
In addition to our direct compensation elements, the following features of our compensation program are designed to align the interests of our executives with those of our stockholders and to follow market best practices:

What We Do		What We Don’t Do
☑	Use market data from an industry-specific peer group to set competitive compensation levels	☒	Allow hedging of equity
☑	Deliver executive compensation primarily through performance-based pay	☒	Permit re-pricing of stock options without stockholder approval
☑	Set challenging short-term incentive corporate goals	☒	Provide supplemental executive retirement plans
☑	Offer market-competitive benefits for executives that are consistent with those offered to the rest of our employees	☒	Provide tax gross-up payments for any change-of-control payments
☑	Cap payouts at 150% of target for our PRSUs	☒	Provide perquisites
☑	Maintain a clawback policy covering erroneously awarded incentive-based executive compensation	☒	Guarantee annual salary increases or annual equity grants
☑	Maintain stock ownership guidelines applicable to our senior executive officers and non-employee directors	☒	Include an evergreen provision in our 2022 Equity Incentive Plan
☑	Hold annual stockholder advisory say-on-pay votes	☒	Grant equity awards in anticipation of the release of material nonpublic information
☑	Double-trigger arrangements upon a change of control
☑	Undertake active stockholder engagement efforts
☑	Consult with an independent compensation consultant on compensation levels and practices
☑	Maintain an insider trading policy
Role of Our Compensation Committee and Management in Setting Executive Compensation
Our compensation committee reviews and oversees our executive compensation policies and programs. Our compensation committee reviews and determines the compensation of our executive officers, including the named executive officers, and makes recommendations to the board of directors with respect to the compensation of our chief executive officer. In connection with this process, the compensation committee evaluates the total mix of compensation vehicles to align each with our business goals and strategy. Our compensation committee believes that executive pay decisions require consideration of a multitude of relevant factors that may vary from year to year. In making executive compensation decisions, our compensation committee generally takes into consideration the factors listed below:
•corporate performance, business needs and business impact;

•each named executive officer’s individual performance, experience, job function, change in position or responsibilities, and expected future roles, responsibilities and contributions to our company;
•internal pay equity among named executive officers and positions;
•the need to attract new talent to our executive team and retain existing talent in a highly competitive industry and geographic region;
•a range of market data reference points as described below under “Defining and Comparing Compensation to Market Benchmarks”;
•the total compensation cost and stockholder dilution from executive compensation actions;
•trends and compensation paid to similarly situated officers within our market;
•recommendations of the outside, independent compensation consultant;
•a review of a named executive officer’s total targeted and historical compensation and equity ownership;
•our chief executive officer’s recommendations (with respect to executive officers other than himself), based on his direct knowledge of the performance by our named executive officers; and
•evolving best practices in compensation and governance.
The evaluation of our executive officers is based in part on our overall corporate performance against annual corporate performance goals, which are related to financial and operational measures and objectives. The annual corporate performance goals are proposed by our executive team, discussed with the board of directors and approved by the compensation committee early each year, as discussed in more detail below. These annual corporate performance goals are designed to tie to the company’s overall corporate objectives. After the end of each year, our compensation committee determines overall corporate performance against these predetermined corporate performance goals.
As a part of determining our executive officers’ compensation, our compensation committee receives recommendations from our chief executive officer (except with respect to his own performance and compensation). In making his recommendations for executive officers other than himself, the chief executive officer receives input from our human resources department and has access to various third-party compensation surveys and compensation data provided by the independent compensation consultant to the compensation committee, as described below. While the chief executive officer discusses his recommendations for the other executive officers with the compensation committee, he does not participate in the deliberations concerning his own compensation.
Our chief executive officer’s annual base salary and his annual performance-based cash incentive award is approved by our board of directors, based upon the recommendation of our compensation committee. Either our compensation committee or our board of directors approves annual equity awards to our executive officers, including our chief executive officer.
Annual base salaries, annual performance-based cash incentive awards for prior year performance and annual equity awards are generally determined in the first quarter of each year.
Our compensation committee may also review the compensation of our executive officers throughout the course of the year, including in connection with promotions or other special circumstances that our compensation committee determines to be appropriate.
Role of the Independent Compensation Consultant
Since 2018, our compensation committee has retained Aon as its independent compensation consultant, to provide comparative data on executive compensation and director compensation practices in our industry and to advise on our executive compensation program generally. The compensation committee annually evaluates its engagement of compensation consultants, and selected Aon to advise with respect to compensation matters based on Aon’s industry experience and reputation, which our compensation committee concluded gave Aon useful context and knowledge to advise it.
During 2024, our compensation committee directly retained Aon to advise the compensation committee on our compensation program for executive officers and directors. As part of its services, Aon provided the compensation committee with publicly available compensation data from a peer group of similarly situated publicly traded companies. Aon provided guidance to the compensation committee with respect to the amount and form of executive and director compensation, design of the global long-term incentive program, including the use of PRSUs for our executive officers, and an overview of the latest trends in executive compensation. Following our stockholder engagement, which took place in June 2024 and between November 2024 and January 2025, Aon discussed with our compensation committee and our senior management the results of our stockholder outreach process and made recommendations as to the compensation program features that should be maintained based on prior improvements made to our executive compensation program, taken in response to the concerns previously raised and discussed during more recent meetings. Although our compensation committee considers the advice and guidance of Aon as to our executive compensation program and our director compensation program, our compensation committee ultimately makes its own determinations about these matters. In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs and to conduct further competitive benchmarking against a peer group of publicly traded companies.
Aon was retained exclusively by the compensation committee and has not been retained by management to perform any work for the company other than projects performed at the direction of the compensation committee.
The compensation committee reviewed information regarding the independence and potential conflicts of interest of Aon, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on such review, the compensation committee concluded that the engagement of Aon did not raise any conflict of interest.
Defining and Comparing Compensation to Market Benchmarks
The compensation committee uses competitive compensation data from an annual total compensation study of peer companies, compiled by Aon, to help inform its decisions about overall compensation opportunities and specific compensation elements.
In evaluating the total compensation of our named executive officers, our compensation committee, using information provided by Aon, establishes a peer group of publicly traded companies in the life sciences and software industries.
For purposes of executive and director compensation decisions for 2024, in August 2023, our compensation committee, with the advice of Aon, selected our peer group for 2024, or our 2024 peer group, seeking to have an equal balance of smaller and larger companies by market capitalization and size. The selection criteria for inclusion in the 2024 peer group included:
•A majority of biotechnology companies (including biopharmaceuticals, medical devices and diagnostics companies), supplemented by software technology peers, with additional focuses on platform technology and drug discovery, that had:
◦Annual revenues of $100 million to $600 million (to exclude mature, commercial companies);
◦A market capitalization of approximately one-third to three times our market capitalization at the time of review;
◦Headcount of one-third to three times our projected headcount for the end of 2023, which resulted in a range of approximately 300 to 2,400 employees in size; and
◦An initial public offering within the last five years.
In addition, in establishing the peer group for the following compensation cycle, the compensation committee reviews the current peer group with a view to preserve continuity in peer group from year to year, despite the inherent volatility in market capitalization and size of companies in our industries, and to address acquisition activity. For the purposes of determining the 2025 peer group, which the compensation committee used to inform, in part, executive and director compensation levels for 2025, the selection criteria were substantially the same as the criteria for the 2024 peer group, however the market capitalization range was adjusted upward to reflect our higher market capitalization at the time of review in September 2024.

With reference to these metrics, the compensation committee established the following peer groups for 2024 and 2025 as set forth in the following table:

Peer Group Company	2024 Peer Group	2025 Peer Group
Life Sciences Peers
10x Genomics	X	X
Adaptive Biotechnologies Corp.	X	X
Blueprint Medicines Corp.	X	X
BridgeBio Pharma, Inc.	X	X
CRISPR Therapeutics AG	X	X
Denali Therapeutics Inc.	X	X
Doximity	X	X
ForgeRock	X*
Ginkgo Bioworks Holdings, Inc.	X	X
Halozyme Therapeutics, Inc.	X	X
Inspire Medical Systems, Inc.	X	X
Ionis Pharmaeuticals	X	X
Pacific Biosciences of California	X	X
Quanterix Corporation		X
Recursion Pharmaceuticals, Inc.	X	X
Twist Bioscience Corp.	X	X
Software Peers
Appian Corporation		X
Certara, Inc.	X	X
Yext, Inc.	X	X
Zuora Inc.	X	X
* ForgeRock was not part of the 2025 peer group because it was acquired by Thoma Bravo in August 2023. All additions to the 2025 peer group were to maintain a balance of selection criteria while maintaining a robust sample size of companies.
This market data was used as a reference point, in addition to other factors, in setting our named executive officer’s compensation in 2024. Since we operate in a technically advanced environment, the competition for experienced and talented executives is high. Our compensation committee’s general aim is for compensation to remain competitive with the market. In 2024, our compensation committee generally targeted total compensation for our executive officers at approximately the 50th percentile of the market data.
Competitive market positioning is only one of a multitude of factors, as described above under “Role of Our Compensation Committee and Management in Setting Executive Compensation,” that our compensation committee considers in making compensation decisions, including individual performance and potential, criticality to the business, and internal equity.
Base Salary
We provide base salaries to our named executive officers to compensate them with a fair and competitive base level of compensation for services rendered during the year. None of our named executive officers is party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. On an annual basis, our compensation committee determines (or recommends, in the case of the chief executive officer) the base salary for each executive officer, including our named executive officers, based on the executive officer’s performance, skills, knowledge and the responsibilities required of our executive officers. In addition, our compensation committee reviews and considers the level of base salary paid by companies in our peer group for similar positions. Any changes in base salary made as part of the annual review process are typically effective at the beginning of the fiscal year.

Our compensation committee's annual assessment of our named executive officers’ base salaries takes into consideration our objective to retain highly qualified executives, to motivate them to achieve our business goals, and to reward them for the achievement of short- and long-term performance.
At the beginning of 2024, our compensation committee reviewed the compensation of our chief executive officer and each of our other named executive officers. With respect to Dr. Farid, our compensation committee recommended, and our board of directors approved, an increase in his annual base salary from $677,000 to $704,080 for 2024. This determination was based on his critical role at our company and overall company performance.
The compensation committee also approved merit increases in base salary for each of our other named executive officers serving at that time, based on overall company performance (with the input of our chief executive officer), expected roles and responsibilities for 2024, the market conditions and a comparison of their base salaries to the market median base salaries of similarly situated executive officers in our 2024 peer group.
The table below sets forth the adjustments to the base salary for 2024, in dollars and as a percentage, for each of our named executive officers.

Name	2023 Base Salary	2024 Base Salary	Increase (%)
Ramy Farid	$677,000	$704,080	4.0%
Geoffrey Porges	$603,000	$627,120	4.0%
Karen Akinsanya	$541,000	$562,640	4.0%
Robert Abel	$410,000	$460,020	12.2%	(1)
Patrick Lorton	$410,000	$460,020	12.2%	(1)
(1)     Salary increase reflects merit and market-based adjustments.

Annual Performance-based Cash Incentive. In August 2019, our board of directors adopted our Senior Executive Incentive Compensation Plan. The Senior Executive Incentive Compensation Plan provides for cash incentive payments to be made to certain eligible executive officers, including our named executive officers, based upon the attainment of performance targets established by our compensation committee, which are related to financial and operational measures or objectives with respect to our company. Each executive officer who is selected to participate in the plan has an annual targeted bonus opportunity based on a percentage of salary, but payments under this plan may be higher or lower than the executive’s target bonus opportunity, depending upon our performance. This plan is designed to motivate our executive officers to achieve annual goals based on financial and operating performance objectives.
Our compensation committee administers the Senior Executive Incentive Compensation Plan, selects the eligible executive officers, and selects the corporate performance goals.
Cash awards paid under the Senior Executive Incentive Compensation Plan are based upon formulas that tie such cash awards to performance targets under the corporate performance goals. The formulas are adopted annually by the compensation committee and communicated to each executive officer at the beginning of each year. The level of achievement of the corporate performance goals will be determined by the compensation committee. If the corporate performance goals are met, payments are made as soon as practicable following the determination by the compensation committee (or the board of directors, upon the recommendation of the compensation committee, in the case of the chief executive officer) of the cash award payable to each executive officer. Subject to the compensation committee’s discretion to pay a pro-rated cash award under limited circumstances, each executive officer must be employed by us on the date the cash award is payable in order to be eligible to receive the cash payment. Our board of directors or the compensation committee may amend or terminate the Senior Executive Incentive Compensation Plan at any time for any reason.
The table below summarizes the predetermined 2024 corporate performance goals, the weighting for each target or stretch corporate performance goal and level of performance achievement for each such goal as approved by the compensation committee.
Certain of these corporate performance goals include highly sensitive and competitive data, including preclinical, clinical, regulatory, technical, operational and financial targets. We do not disclose the specific portions of these goals because we believe that such disclosure would result in competitive harm to us. Revealing certain elements of these goals could potentially reveal insights about our preclinical, clinical, regulatory, financial and strategic plans or objectives that our competitors or potential collaborators could use against us.
Based on the assessments and calculations described below, our compensation committee determined that the 2024 corporate performance goals were achieved at an overall level of 115% of target.

	Weighting of Goals		Percentage of Achievement
2024 Corporate Goals Achievement	Target	Stretch	Target	Stretch	Weighted Performance
Financial and Operational Goals
Achieve software revenue growth target	50.0%	8.0%	100.0%	—%	50.0%
Achieve drug discovery revenue target	3.0%	N/A	—%	N/A	—%
Reduce the annual increase in operating expenses	5.0%	5.0%	100.0%	100.0%	10.0%
Subtotals	58%	13%			60%
Drug Discovery and Development Goals
Generate data to inform and support further clinical development plans for SGR-1505 and SGR-2921	24.0%	N/A	112.5%	N/A	27.0%
Initiate a Phase 1 clinical trial for SGR-3515	9.0%	N/A	100.0%	N/A	9.0%
Achieve development goals for early drug discovery programs	4.0%	2.0%	100.0%	—%	4.0%
Achieve external business initiatives and goals	5.0%	10.0%	100.0%	100.0%	15.0%
Subtotals	42%	12%			55%
Approved 2024 Corporate Performance Goal Achievement Level	100%	25%			115%
In order to arrive at the overall level of 2024 corporate performance goal achievement, our compensation committee determined the percentage of performance achievement for each target goal and each stretch goal and then multiplied that percentage of achievement by such goal’s weighting and summed the results to arrive at the weighted performance for each goal. Our compensation committee then added the weighted performance percentages together to determine our overall 2024 corporate performance goal achievement level of 115% of target. The maximum potential 2024 corporate performance goal achievement level was 125% after including potential achievement for stretch goals.
In determining the overall level of achievement, our compensation committee made the following assessments:
•Achieve financial and operational goals – Assessment of 60% achievement, out of a weighting at target of 58%, was based on achievement at target for software revenue growth as compared to software revenue achieved in 2023 and achievement above target with respect to reducing the annual increase in operating expenses, which was partially offset by performance below target with respect to achieving drug discovery revenue goals.
•Achieve drug discovery and development goals – Assessment of 55% achievement out of a weighting at target of 42%, was based on achievement at or above target with respect to our ability to meet specified development goals for our proprietary drug discovery programs, including our clinical programs, as well as achievement above target with respect to our external business initiatives and goals for our proprietary drug discovery programs.
The table below shows each named executive officer’s target cash incentive award under the Senior Executive Incentive Compensation Plan as a percentage of the named executive officer’s annual base salary in 2024, the cash target incentive award opportunity in dollars for 2024 and the actual cash incentive awards paid to our named executive officers for 2024 performance, which were paid in February 2025, as well as the actual 2024 cash incentive award payment as a percentage of the 2024 target cash incentive award opportunity.

Name	2024 Target Incentive Award (% of 2024 Base Salary)(1)	2024 Target Incentive Award Opportunity ($)	2024 Actual Incentive Award ($)(2)	2024 Actual Incentive Award (% of 2024 Target Incentive Award Opportunity)
Ramy Farid	65%	$457,652	$526,300	115%
Geoffrey Porges	55%	$344,916	$396,653	115%
Karen Akinsanya	55%	$309,452	$355,870	115%
Robert Abel	50%	$230,010	$264,512	115%
Patrick Lorton	50%	$230,010	$264,512	115%
(1)Target incentive awards for 2024 increased over target incentive awards for 2023 based on competitive market study and benchmarking across industry peers.
(2)Under the Senior Executive Incentive Compensation Plan, the actual cash incentive awards were determined for 2024 by multiplying the target incentive award opportunity for each named executive officer by 115%, which is the overall achievement level of the corporate performance goals as determined by our compensation committee.
In April 2025, the compensation committee determined the performance goals that will be used to assess corporate performance in 2025. Cash incentive awards under the 2025 annual incentive program will be determined in substantially the same manner as under the 2024 annual incentive program.
Equity Incentives
Although we do not have a formal policy with respect to the grant of equity incentive awards to our named executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture, help to align the interests of our named executive officers and our stockholders and provide competitive levels of executive compensation. We believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our named executive officers to remain in our employment during the vesting period. We also believe that equity awards with performance-based vesting conditions further align executive interests with those of our stockholders. The market for qualified and talented executives in the industry in which we operate is highly competitive, and we compete for talent with many companies that have greater resources than we do. As such, we believe equity compensation is a crucial component of any competitive executive compensation package we offer.
Our compensation committee or our board of directors typically makes equity grants to our named executive officers upon commencement of employment and annually in the first quarter of the year in conjunction with our review of their individual performance and competitive market data based on our approved peer group. The size of equity awards varies among our executive officers based on their positions, competitive market data, and annual performance assessments. None of our executive officers is party to an employment agreement that provides for the automatic grant of equity awards.
We have historically provided a significant portion of our executive compensation in the form of stock options, including in 2024. In 2024 and 2025, we also provided a significant portion of our annual executive compensation in the form of PRSUs to our executive officers. Additionally, in 2023 and 2025, we also provided a portion of our executive compensation in RSUs.
The options that we grant to our named executive officers typically vest and become exercisable as to 25% of the shares underlying the option on the first anniversary of the vesting commencement date and as to an additional 2.0833% of the original number of shares underlying the option monthly thereafter. Vesting rights cease upon termination of employment and exercise rights for previously vested stock options cease shortly after termination of employment, though exercisability is extended in the case of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents. The term of the options is ten years.

The RSUs vest in equal annual installments over a period of four years, subject to continued service to the company.
The PRSUs vest only upon the achievement of specified performance goals. Vesting rights cease upon termination of service. Prior to the vesting of PRSUs, the holder has no rights as a stockholder with respect to the shares subject to such PRSU, including no voting rights and no right to receive dividends or dividend equivalents.
All stock options granted (other than the premium-priced stock options granted to our chief executive officer in 2023, 2024 and 2025) have exercise prices equal to the fair market value of our common stock on the date of grant, which is typically the date that either our compensation committee or our board of directors approves such award. The exercise prices are determined by reference to the closing market price of our common stock on the Nasdaq Global Select Market on the date of grant, so that the recipient will not realize any value from his or her options unless our stock price increases above the stock price on the date of grant. Accordingly, the equity compensation portion of our named executive officers’ compensation is at risk and is directly aligned with stockholder value creation.
As part of the ongoing review of our compensation strategy and practices, the compensation committee determines the appropriate mix of the type of equity awards and the size of the award, based in part on recommendations from Aon. The compensation committee may approve different award types in the future as part of the overall compensation strategy.
2024 Annual Equity Awards
In connection with the annual review of our named executive officers’ compensation and consistent with our compensation philosophy, in March 2024, our compensation committee granted to our named executive officers options to purchase shares of our common stock in the amounts set forth in the table below, each at an exercise price of $25.24 per share, unless otherwise indicated in the table below, and PRSUs. These option and PRSU grants were based on the named executive officer’s level of responsibility within our company, equity ownership in relation to the peer group benchmark data, and the compensation committee’s assessment of the named executive officer’s individual performance (with input from our board of directors, in the case of our chief executive officer) and our overall company performance, in each case without reference to any specific metric.

Name	2024 Option Awards (#)		2024 RSU Awards (#)	2024 PRSU Awards (#)
Ramy Farid	213,271	(1)(2)	—	35,000	(3)
Geoffrey Porges	90,000	(1)	—	15,000	(3)
Karen Akinsanya	120,000	(1)	—	20,000	(3)
Robert Abel	90,000	(1)(4)	—	15,000	(3)(5)
Patrick Lorton	90,000	(1)(4)	—	15,000	(3)(5)
(1)These options vested as to 25% of the original number of shares underlying the options on March 4, 2025, and vest in equal monthly installments for the remaining shares through March 4, 2028.
(2)Includes (i) an option to purchase 126,000 shares of common stock, with an exercise price of $25.24 per share, the closing price on the date of grant and (ii) a premium-priced option to purchase 87,271 shares of common stock at an exercise price per share of $27.76, equal to 110% of the closing price on the date of grant.
(3)These PRSUs vest as to the percentage assigned to each of three performance metrics relating to software performance, Schrödinger therapeutics group performance and operating performance, as measured at the end of the measurement period ending on December 31, 2025, upon certification by our compensation committee of achievement of the applicable performance metrics, and which will vest, assuming performance metrics are met, following the filing of our annual report on Form 10-K for the fiscal year ending December 31, 2026. The level of achievement of the PRSUs provide for a threshold (50%) payout, a target (100%) payout, and a maximum (150%) payout. The amounts in the table above are shown at target.
(4)Consists of (i) an option to purchase 60,000 shares of common stock that was approved by our compensation committee on March 4, 2024 and (ii) an option to purchase 30,000 shares of common stock that was approved by our compensation committee on March 21, 2024. The options granted on March 21, 2024 have an exercise price of $27.51 per share. The options vest as described above in footnote 1. Our compensation committee approved the grant of the additional option grant on March 21, 2024 in order to increase the annual equity award granted to Dr. Abel to reflect his critical role in developing our computational platform and to Mr. Lorton to reflect his critical role in growing our software business, each to accomplish our strategic business priorities.
(5)Consists of (i) a grant of 10,000 PRSUs that was approved by our compensation committee on March 4, 2024 and (ii) a grant of 5,000 PRSUs that was approved by our compensation committee on March 21, 2024. The PRSUs vest as described above in footnote 3. The amount in the table above is shown at target. Our compensation committee approved the grant of the additional PRSUs on March 21, 2024 in order to increase the annual equity award granted to Dr. Abel to reflect his critical role in developing our computational platform and to Mr. Lorton to reflect his critical role in growing our software business, each to accomplish our strategic business priorities.
The grant date fair values of the equity awards granted to our named executive officers in 2024 and shown in the Summary Compensation Table and the Grants of Plan-Based Awards for 2024 table below were determined in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. The compensation committee’s overall philosophy is to award equity that takes into account individual performance, potential, criticality to the business, internal equity and relative alignment to the peer group median. The equity awards granted are reflective of that philosophy and our strong performance for 2023.
2025 Executive Compensation Decisions
In 2023, we initially restructured our executive compensation program to introduce PRSUs for certain of our named executive officers to further adhere to our pay for performance philosophy. In 2024, we broadened our executive compensation program by introducing PRSUs for all of our executive officers to further adhere to our pay for performance philosophy. In 2025, we continued our practice of granting PRSUs to all of our executive officers, and we also granted RSUs to all of our executive officers, which vest in equal annual installments over a period of four years, subject to continued service to the company. We also granted options with time-based vesting conditions to our named executive officers, which for our chief executive officer included a premium-priced option with an exercise price equal to 110% of the closing price of our common stock on the date of grant. The target aggregate grant value for the PRSUs and the premium-priced options granted to our chief executive officer in 2025 is expected to equal at least 50% of the total value of the long-term equity incentive award granted to Dr. Farid.
In January 2025, our compensation committee (or our board of directors, in the case of our chief executive officer) approved 2025 base salaries and target cash incentive percentages for 2025, and in March 2025, our compensation committee approved (with input from our board of directors, in the case of our chief executive officer) annual equity awards for our named executive officers. The table below sets forth the 2025 compensation levels for each of our named executive officers.

Name	2025 Base Salary (1)	Base Salary Increase over 2024 (%)	2025 Target Cash Incentive Award (% of 2025 Base Salary)		Increase in Target Cash Incentive Award from 2024	Options		RSU		PRSU
						Awards (#)		Awards (#)		Awards (#)
Ramy Farid	$730,000	3.7%	85%	(2)	20%	150,000	(3)(4)	37,500	(5)	37,500	(6)
Geoffrey Porges	$650,000	3.6%	55%		—%	50,000	(4)	12,500	(5)	12,500	(6)
Karen Akinsanya	$600,000	6.6%	60%		5%	62,500	(4)	15,625	(5)	15,625	(6)
Robert Abel	$500,000	8.7%	50%		—%	50,000	(4)	12,500	(5)	12,500	(6)
Patrick Lorton	$500,000	8.7%	50%		—%	50,000	(4)	12,500	(5)	12,500	(6)
(1)The base salaries were effective as of January 1, 2025. The salary increases reflect merit and market-based adjustments.
(2)Dr. Farid’s target cash incentive award increase reflects market-based adjustments to align with our highly competitive industry peers.
(3)Includes an option to purchase 60,000 shares of common stock, with the exercise price and vesting schedule described below in footnote 3 and a premium-priced option to purchase 90,000 shares of common stock at an exercise price per share of $23.36, equal to 110% of the closing price on the date of grant.
(4)On March 3, 2025, our compensation committee approved the grant of these stock option awards at an exercise price of $21.24 per share, the closing price on the date of grant. The options are subject to time-based vesting, with 25% of the shares underlying the option vesting on the first anniversary of the grant date and an additional 2.0833% of the original number of shares underlying the option vesting monthly thereafter.
(5)On March 3, 2025, our compensation committee approved the grant of these RSUs, which vest in equal annual installments over a period of four years, subject to continued service to the company.
(6)On March 3, 2025, our compensation committee approved the grant of these PRSUs. The PRSUs vest as to the percentage assigned to each of three performance metrics relating to software performance, Schrödinger therapeutics group performance and operating performance, as measured at the end of the measurement period ending on December 31, 2026, upon certification by our compensation committee of achievement of the applicable performance metrics, and which will vest, assuming performance metrics are met, following the filing of our annual report on Form 10-K for the fiscal year ending December 31, 2027. The level of achievement of the PRSUs provide for a threshold (50%) payout, a target (100%) payout, and a maximum (150%) payout. The amounts in the table above are shown at target.
Severance and Change in Control Benefits
Our Executive Severance and Change in Control Benefits Plan, which we refer to as the Severance Plan, which initially became effective following the closing of our initial public offering and was most recently amended in August 2022, provides severance benefits to certain of our executives, including our named executive officers, if their employment is terminated by us without “cause” or, only in connection with a “change in control” of our company, they terminate employment with us for “good reason” (as each of those terms is defined in the Severance Plan).
We believe that providing these benefits helps us compete for executive talent. These benefits are designed to promote stability and continuity of our executives and are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual, threatened, or rumored change in control of the company. We prefer to have certainty regarding the potential severance amounts payable to named executive officers, rather than negotiating severance at the time that a named executive officer’s employment terminates.
Please refer to “—Executive Severance and Change in Control Benefits Plan” below for a more detailed discussion of severance and change in control benefits for our named executive officers. We also have provided estimates of the value of the severance payments made and other benefits provided to our named executive officers under specified termination circumstances under the caption “—Potential Payments Upon Termination or Change in Control” below.
Benefits and Other Compensation
Other compensation to our executives consists primarily of the broad-based benefits we provide to all full-time employees in the United States, including medical, dental and vision insurance, group life and disability insurance. We also maintain a defined contribution employee retirement plan for our employees, including our named executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). Under the 401(k) plan, each employee is fully vested in his or her deferred contributions. Vesting in our discretionary matching contributions is based on years of service to us, with 25% vesting per year of service to us and 100% vesting at the end of the fourth year of service to us. Employee contributions are held and invested by the plan’s trustee as directed by participants. Our 401(k) plan provides that each participant can contribute up to 75% of such participant’s eligible compensation (pre-tax or post-tax Roth contributions), up to the statutory limit, which was $22,500 for 2023 and $23,000 for 2024. Participants who are at least 50 years old are also eligible to make “catch-up” contributions of up to an additional $7,500 above the statutory limit in each of 2023 and 2024. The 401(k) plan provides us with the discretion to match participant contributions up to certain specified amounts. Effective January 1, 2019, we began making discretionary matching contributions to participants under our 401(k) plan equal to 50% of the participant’s contribution to the 401(k) plan up to a maximum participant contribution of 8% of participant’s eligible compensation.
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our named executive officers. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our compensation committee.

Clawback Policy
Effective October 2, 2023, we adopted a compensation recovery policy, or a “clawback policy,” relating to our right to recover compensation previously paid to specified executive officers in certain circumstances, including the recovery of erroneously awarded incentive-based compensation (as defined in the policy) in accordance with Nasdaq Listing Rule 5608, which implements Rule 10D-1 under the Exchange Act. The policy is administered by the compensation committee.
The policy provides that, in the event that we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, we will attempt to recover, reasonably promptly from each covered executive, any erroneously awarded incentive-based compensation received by our covered executives during the recovery period under the policy. In addition, if the compensation committee determines that a covered executive’s acts or omissions that contributed to the circumstances requiring an accounting restatement subject to the policy involved either (i) intentional misconduct or an intentional violation of any of our rules or any applicable legal or regulatory requirements in the course of the covered executive’s employment by us or (ii) fraud in the course of the covered executive’s employment by us, then in each such case, we may attempt to recover from such covered executive up to 100% of the covered executive’s compensation other than base salary received by such covered executive since the beginning of the recovery period under the policy.
For purposes of this policy, covered executives means any executive officer (as defined in Rule 16a-1(f) under the Exchange Act) who served at any time during the performance period for the applicable incentive-based compensation. Incentive-based compensation means any compensation that is granted, earned or vested based wholly or in part upon the attainment of (i) any measures that are determined and presented in accordance with the accounting principles used in preparing our financial statements, and any measures that are derived wholly or in part from such measures, (ii) stock price and (iii) total stockholder return. Erroneously awarded incentive-based compensation means the amount of incentive-based compensation that was received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid by the covered executives (or by us on their behalf). If the incentive-based compensation is based on our stock price or total stockholder return and the amount of the erroneously awarded incentive-based compensation is not subject to recalculation directly from the information in an accounting restatement, the amount to be recovered shall be based on a reasonable estimate by the compensation committee of the effect of the accounting restatement on the stock price or total stockholder return upon which the incentive-based compensation was received. The policy does not apply to compensation received prior to October 2, 2023 or to compensation that was received by a covered executive before beginning service as an executive officer.

Equity Ownership Guidelines for Directors and Executives
In 2021, our board of directors adopted equity ownership guidelines applicable to our directors and executives who are required to make filings under Section 16 of the Exchange Act or have the title of executive vice president or senior vice president. To further align the interests of our directors and executives with the interests of our stockholders, our board of directors determined that such directors and executives should hold shares of our common stock and other equity rights that have a fair market value commensurate with their respective roles with us. The board or the compensation committee has the full power to administer and interpret the equity ownership guidelines.
The ownership requirement applicable to our directors and executives will be equal to the following multiple of the individual’s base salary or cash retainer, as applicable:

Title	Dollar value of equity
Chief Executive Officer	3.0x base salary
Executive Vice President	2.0x base salary
Senior Vice President	1.0x annual base salary
Non-employee directors	3.0x annual cash retainer
The ownership requirement will be measured as to each director and executive as of June 30 of each year. All directors and officers who were serving in such capacity on the date of adoption of the equity ownership guidelines in 2021 are required to achieve the applicable ownership requirement by June 30, 2026. Newly hired and newly promoted executives and newly elected directors, in each case, not previously subject to these guidelines are expected to achieve the applicable ownership requirement within five years from the date of hire, promotion, or initial election, as applicable. As of April 21, 2025, each of our directors and executive officers, other than Drs. Porges and Dugan, whose employment commenced in August 2022 and July 2023, respectively, and Ms. van Kralingen, who was appointed to our board of directors in March 2025, meets the applicable ownership requirement.
In calculating equity ownership level, the following shares and equity rights shall be included: outstanding shares of common stock that are not pledged, vested RSUs and PRSUs, unvested RSUs and PRSUs that remain subject only to time-based vesting, unexercised, vested in-the-money stock options, and any other vested grants or account balances under share-based company compensation plans. Unvested RSUs and PRSUs subject to performance conditions, unvested stock options, and pledged shares of common stock shall not be included in calculating any individual’s equity ownership level. Following the conclusion of any applicable phase-in period applicable to a director or executive, in the event that such individual does not satisfy the ownership requirement as of any measurement date, then we may implement such conditions, restrictions or limitations on such individual as we determine to be necessary or appropriate in order to achieve the purposes of our equity ownership guidelines.
Policies and Practices Related to the Grant of Certain Equity Awards
Equity awards for our employees are generally approved on dates the compensation committee meets or on the date of approval of unanimous written consents by the compensation committee, and vesting dates are determined by the compensation committee. Committee meetings are normally scheduled well in advance and are not scheduled with an eye to announcements of material nonpublic information regarding the company. The compensation committee may make an award with an effective date in the future, including awards contingent on commencement of employment, execution of a new employment agreement or some other subsequent event, or may act by unanimous written consent on the date of such an event when the proposed issuances have been reviewed by the compensation committee prior to the date of the event.
We typically make equity grants to each of our executive officers upon commencement of employment and annually in the first quarter of the year in conjunction with our review of their individual performance and competitive market data based on our approved peer group. Equity grants to non-executive employee new-hires are typically made mid-month on a monthly basis. Under our non-employee director compensation policy, the grants of annual stock options and RSUs to non-employee directors serving at the time of our annual meeting of stockholders are effective on the date of such annual meeting. Under our non-employee director compensation policy, our board of directors grants stock options and RSUs to new non-employee directors effective upon the director’s initial election to our board of directors.
During 2024, neither the board nor the compensation committee took material nonpublic information into account when determining the timing or terms of stock options, nor did we time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. We did not grant equity awards to any named executive officer during any period beginning four business days before and ending one business day after the filing of any of our quarterly reports on Form 10-Q or our annual report on Form 10-K, or the filing or furnishing of any of our current reports on Form 8-K that disclosed any material nonpublic information.

Tax and Accounting Considerations
Deductibility of Executive Compensation
We are generally entitled to a U.S. federal income tax deduction with respect to compensation income paid to our service providers. However, section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid in any one year to each of certain of the company’s current and former executive officers. While the compensation committee generally considers the tax implications to us of its executive compensation decisions, such implications were not a material consideration in the compensation awarded to our named executive officers in 2024.
Accounting for Stock-Based Compensation
We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
Compensation Risk Assessment
We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. As described more fully above, we structure our pay to consist of both fixed and variable compensation, particularly in connection with our pay-for-performance compensation philosophy. We believe this structure motivates our executives to produce short- and long-term results that are in the best interests of our company and our stockholders in order to attain our ultimate objective of increasing stockholder value, and we have established, and our compensation committee endorses, several controls to address and mitigate compensation-related risk. These include equity ownership guidelines for our executive officers and our directors and an anti-hedging policy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.
Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
This report of the compensation committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
Respectfully submitted,
The Compensation Committee of the Board of Directors
Gary Sender, Chair
Gary Ginsberg
Rosana Kapeller-Libermann

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for the periods presented.

Name and Principal Position	Year		Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Ramy Farid President and Chief Executive Officer	2024		704,080	—		—	(3)	3,162,113	526,300	14,607	(4)	4,407,100
	2023		677,000	—		—	(3)	2,067,787	365,580	13,798		3,124,165
	2022		651,000	—		—		2,877,355	374,976	12,701		3,916,032
Geoffrey Porges Chief Financial Officer	2024		627,120	—		—	(3)	1,353,981	396,653	14,607	(4)	2,392,361
	2023		603,000	—		—	(3)	763,594	271,350	13,798		1,651,742
	2022	(5)	213,474	230,000	(6)	—	(3)	2,698,806	102,970	8,625		3,253,875
Karen Akinsanya President of R&D, Therapeutics	2024		562,640	—		—	(3)	1,805,307	355,870	12,901	(4)	2,736,718
	2023		541,000	—		—	(3)	882,663	243,450	13,287		1,680,400
	2022		515,375	—		—		1,070,644	249,600	12,701		1,848,320
Robert Abel Chief Scientific Officer, Platform	2024		460,020	—		—	(3)	1,395,052	264,512	12,307	(4)	2,131,891
	2023		410,000	—		245,593	(7)	882,663	147,600	11,848		1,697,704
	2022		374,000	—		—		936,813	143,616	10,751		1,465,180
Patrick Lorton Chief Operating Officer, Software and Chief Technology Officer	2024		460,020	—		—	(3)	1,395,052	264,512	12,307	(4)	2,131,891
	2023		410,000	—		190,279	(7)	683,586	147,600	11,880		1,443,345
	2022		370,000	—		—		936,813	142,080	10,751		1,459,644
(1)The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock options awarded during the year computed in accordance with FASB ASC, Topic 718. See Note 9 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 26, 2025, regarding assumptions underlying the valuation of stock options. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)The amounts reported in the “Non-Equity Incentive Plan Compensation” column reflect annual cash incentive payments earned by our named executive officers for their performance in 2024, 2023 and 2022, respectively, under the Senior Executive Incentive Compensation Plan. For a description of the plan, see “—Annual Performance-based Cash Incentive” above.
(3)The amounts reflect the respective aggregate grant date fair values of the PRSUs granted calculated in accordance with FASB ASC Topic 718 based upon the probable outcome of the applicable performance conditions. As of the respective grant dates, the performance conditions for the PRSUs were not considered probable of occurring and, as a result, the fair value of those PRSUs, for purposes of this table, was $0. See Note 9 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 26, 2025, Note 10 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 28, 2024 and Note 10 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 28, 2023. Assuming that the highest level of performance vesting conditions of the PRSUs were achieved as of the grant date, the grant date fair values of PRSUs granted in 2024 would have been $1,325,100 for Dr. Farid, $567,900 for Dr. Porges, $757,200 for Dr. Akinsanya, $584,925 for Dr. Abel, and $584,925 for Mr. Lorton, and the grant date fair values of PRSUs granted in 2023 would have been $796,518 for Dr. Farid, $307,777 for Dr. Porges, and $355,801 for Dr. Akinsanya. Assuming the highest level of performance vesting conditions of the PRSUs were achieved as of the grant date, the grant date fair value of PRSUs granted to Dr. Porges in 2022 would have been $2,569,500.
(4)Represents (i) premiums of $807 paid by us during 2024 with respect to group life, accidental death and dismemberment and long-term disability insurance policies consistent with those provided to all of our employees, including each of our named executive officers and (ii) matching contributions of $13,800 to Dr. Farid and Dr. Porges, $12,094 to Dr. Akinsanya and $11,500 to Dr. Abel and Mr. Lorton, respectively, made by us under our 401(k) plan.
(5)Dr. Porges was appointed as our chief financial officer, effective as of August 18, 2022. His annual base salary for 2022 was $580,000. The amounts reported in the “Salary” column and the “Non-Equity Incentive Plan Compensation” column for 2022 are prorated to reflect his start date.
(6)Reflects a sign-on bonus of $230,000 in connection with the commencement of his employment as our chief financial officer.
(7)The amounts reflect the aggregate grant date fair value of the RSUs awarded during the year computed in accordance with FASB ASC Topic 718. See Note 9 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 26, 2025, regarding assumptions underlying the valuation of the RSUs.
Chief Executive Officer Pay Ratio

Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure that the compensation of every Schrödinger employee reflects the level of their job impact and their responsibilities and is competitive within our peer group. Compensation rates are benchmarked and are generally set to be market-competitive in the country in which the jobs are performed. Our ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop, and contribute.
Under rules adopted pursuant to the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are required to calculate and disclose the annual total compensation paid to our median employee, as well as the ratio of the total annual compensation paid to the median employee as compared to the total annual compensation paid to our chief executive officer, which we refer to as the CEO Pay Ratio. The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.
Measurement Date
We previously identified our median employee as of October 10, 2022. There has been no change in our employee population or employee compensation arrangements during 2024 that we believe would significantly impact the pay ratio disclosure and require us to identify a new median employee for 2024. Accordingly, as permitted by SEC rules, we used the same median employee identified in 2022 for purposes of our 2024 pay ratio disclosure. The “consistently applied compensation measure” we used to identify our median employee is described in our definitive proxy statement filed with the SEC on April 27, 2023.
We then estimated the annual total compensation for that employee by applying the same rules as used for determining total compensation for our chief executive officer in the Summary Compensation Table. The total annual compensation for our median employee for 2024 was $171,183. The total annual compensation for our chief executive officer, Dr. Farid, as reported in the Summary Compensation Table above for 2024, was $4,407,100. Therefore, our CEO Pay Ratio is approximately 26:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. None of the board of directors, the compensation committee or our management used the CEO Pay Ratio measure in making compensation decisions.

Pay Versus Performance
The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officer, or our PEO, and our other named executive officers, or the Non-PEO named executive officers, as presented in the Summary Compensation Table on page 45, (ii) the “compensation actually paid” to our PEO and to our Non-PEO named executive officers, as calculated pursuant to the SEC’s pay-versus-performance rules, (iii) certain financial performance measures, and (iv) the relationship of the compensation actually paid amounts to those financial performance measures.
This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect value actually realized by the executives or how our compensation committee evaluates compensation decisions in light of company or individual performance. For a discussion of our compensation philosophy and how our compensation committee seeks to align pay with performance when making compensation decisions, please see “Compensation Discussion and Analysis” beginning on page 25.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)	Net (Loss) Income (in thousands) ($)(4)	Total Revenue (in thousands) ($)(5)
2024	4,407,100	667,050	2,348,215	713,977	60.43	117.30	(187,123)	207,539
2023	3,124,165	9,660,192	2,045,115	3,676,741	112.16	113.76	40,720	216,666
2022	3,916,032	(3,046,539)	1,568,352	187,840	58.55	109.79	(149,189)	180,955
2021	8,493,477	(21,063,411)	4,057,728	(2,628,730)	109.12	112.62	(101,219)	137,931
2020	8,510,593	72,690,646	2,353,326	16,840,839	248.06	116.12	(26,637)	108,095

(1)Our PEO was Ramy Farid for all years in the table. Our Non-PEO named executive officers were: (i) for 2024, Geoffrey Porges, Karen Akinsanya, Robert Abel and Patrick Lorton; (ii) for 2023, Geoffrey Porges, Karen Akinsanya, Robert Abel and Margaret Dugan; (iii) for 2022, Geoffrey Porges, Jenny Herman, Joel Lebowitz, Karen Akinsanya, Robert Abel, and Yvonne Tran; (iv) for 2021, Joel Lebowitz, Karen Akinsanya, Robert Abel, and Patrick Lorton; and (v) for 2020, Karen Akinsanya and Yvonne Tran.
(2)The dollar amounts reported in this column represent the amount of “compensation actually paid” to Dr. Farid and average “compensation actually paid” to our Non-PEO named executive officers, computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the following prescribed adjustments were made to Dr. Farid’s and to our Non-PEO named executive officers’ total compensation as reported in the Summary Compensation Table for each year, to determine the amount of compensation actually paid. The Summary Compensation Table amounts and the “compensation actually paid” amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act.

	2024		2023		2022		2021		2020
	PEO	Average Non-PEO Named Executive Officers*	PEO	Average Non-PEO Named Executive Officers*	PEO	Average Non-PEO Named Executive Officers*	PEO	Average Non-PEO Named Executive Officers*	PEO	Average Non-PEO Named Executive Officers*
Total Compensation from Summary Compensation Table	$4,407,100	$2,348,215	$3,124,165	$2,045,115	$3,916,032	$1,568,352	$8,493,477	$4,057,728	$8,510,593	$2,353,326
Adjustments for Equity Awards
Subtract grant date fair value of equity awards reported in the Summary Compensation Table	(3,162,113)	(1,487,348)	(2,067,787)	(1,380,940)	(2,877,355)	(985,122)	(7,470,776)	(3,486,362)	(7,499,672)	(1,679,025)
Add year-end fair value of awards granted in the covered year that are outstanding and unvested at covered year-end	2,784,677	1,351,001	3,378,111	1,802,671	1,995,200	674,500	1,843,500	860,300	57,702,506	12,918,426
Add year-over-year change in year-end fair values for awards granted in prior years that were outstanding and unvested at covered year-end	(1,736,649)	(859,205)	2,160,032	707,069	(3,800,546)	(464,474)	(24,233,997)	(3,857,422)	11,068,483	2,646,935
Add fair value at vest date for awards granted and vested in covered year	—	—	—	—	—	—	—	—	—	—
Add change in fair values between prior year-end fair values and vest date fair values for awards granted in prior years for which vesting conditions were satisfied during covered year	(1,625,965)	(638,686)	3,065,671	502,826	(2,279,870)	(302,116)	304,385	(202,974)	2,908,736	601,177
Subtract fair value at end of the prior year of awards granted in any prior year that failed to meet applicable vesting conditions in covered year	—	—	—	—	—	(303,300)	—	—	—	—
Add dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	—	—	—	—	—	—	—	—	—	—
Total Adjustments for Equity Awards	$(3,740,050)	$(1,634,238)	$6,536,027	$1,631,626	$(6,962,571)	$(1,380,512)	$(29,556,888)	$(6,686,458)	$64,180,053	$14,487,513
Total “Compensation Actually Paid”	$667,050	$713,977	$9,660,192	$3,676,741	$(3,046,539)	$187,840	$(21,063,411)	$(2,628,730)	$72,690,646	$16,840,839
* Amounts presented are averages for the entire group of Non-PEO named executive officers.
For the stock options values included in the table above, the valuation assumptions used to calculate fair value were materially different from those used to calculate grant date fair value. The assumptions used in determining fair value of the stock options that vested during 2020, 2021, 2022, 2023 and 2024 or that were outstanding as of December 31, 2020, December 31, 2021, December 31, 2022, December 31, 2023 or December 31, 2024, as applicable, were as follows:

Options Vested During Year or Outstanding on December 31 of:
	2024	2023	2022	2021	2020
Expected Volatility	64% - 68%	56% - 74%	57% - 71%	56% - 62%	46% - 63%
Risk-Free Interest Rate	3.46% - 4.65%	3.54% - 4.88%	0.81% - 4.56%	0.13% - 1.46%	0.11% - 1.51%
Expected Dividend Yield	—%	—%	—%	—%	—%
Expected Term (in years)	2.37 - 6.54	2.21 - 7.39	2.07 - 7.88	1.99 - 7.89	1.82 - 6.26

(3)Reflects cumulative total shareholder return on the Nasdaq Biotechnology Index. The Nasdaq Biotechnology Index is used by us for purposes of Item 201(e) of Regulation S-K under the Exchange Act in our Annual Report on Form 10-K for the year ended December 31, 2024. The 2020-2023 peer group total shareholder return previously reported had errors in calculation which have been corrected in this proxy statement. The values in the table above and in the CAP vs TSR, Peer Group TSR, Net (Loss) Income and Total Revenue chart below correct the peer group total shareholder return for all years presented.

(4)The dollar amounts reported represent the amount of net (loss) income reflected in the Company’s audited financial statements for the applicable year.
(5)In the Company’s assessment, total revenue is the financial performance measure that is the most important financial performance measure used by the Company for the most recently completed fiscal year, to link compensation actually paid to performance.
Tabular List of Most Important Financial and Non-Financial Performance Measures
The following table presents the financial and non-financial performance measures that we consider to have been the most important in linking compensation actually paid to our PEO and Non-PEO named executive officers for 2024 to company performance. The measures in this table are not ranked. Of these measures, as noted above, we have identified total revenue as the most important of our financial performance measures (that is not otherwise required to be disclosed in the table) used by us to link compensation actually paid to our PEOs and Non-PEO named executive officers for 2024 to company performance.

Total revenue
Progress of our collaborative and proprietary drug discovery programs
Advancements in the science and technology underlying our platform
Relationship Between Financial Performance Measures and Executive Compensation
The following line chart presents a graphical comparison of executive compensation actually paid to our PEO and the average executive compensation actually paid to the Non-PEO named executive officers set forth in the Pay Versus Performance table above, as compared against the following performance measures: the Company's (1) cumulative total shareholder return, (2) peer group total shareholder return, (3) net income (loss), and (4) total revenue. For purposes of comparison, the Company’s cumulative total shareholder return and peer group total shareholder return in the following chart has been presented on a scaled basis, assuming an initial starting value of $100 in each instance.
When reviewing the relationship between pay versus performance in the chart below, it is important to note that a substantial portion of our PEO and non-PEO named executive officers’ compensation consisted of stock options and/or RSUs with time-based vesting and PRSUs with performance-based vesting. As the compensation actually paid as calculated pursuant to Item 402(v) of Regulation S-K is based on the accounting changes in the fair value of such options, the value varies significantly with the performance of our common stock. Therefore, notwithstanding the increase in the Company’s total revenue (our most important financial performance measure that is not otherwise required to be disclosed in the table), the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO named executive officers were heavily impacted by the Company’s total shareholder return.

Grants of Plan-Based Awards for 2024
The following table sets forth information concerning each grant of an award made to a named executive officer during the fiscal year ended December 31, 2024 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received. The cash awards were made under our Senior Executive Incentive Compensation Plan and the equity awards were made under our 2022 Plan. Each cash award or equity grant was authorized by our compensation committee, or board of directors, as applicable. For more information on equity acceleration benefits under specified circumstances, see “—Employment, Severance and Change in Control Arrangements.”

	Type of Award		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($)(4)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ramy Farid	Cash	—	—	457,652	—	—	—	—	—	—	—	—
	Options	3/4/2024	—	—	—	—	—	—	—	126,000	25.24	1,895,573	(5)
	Options	3/4/2024	—	—	—	—	—	—	—	87,271	27.76	1,266,540	(5)
	PRSUs	3/4/2024	—	—	—	17,500	35,000	52,500	—	—	—	—	(6)
Geoffrey Porges	Cash	—	—	344,916	—	—	—	—	—	—	—	—
	Options	3/4/2024	—	—	—	—	—	—	—	90,000	25.24	1,353,981	(5)
	PRSUs	3/4/2024	—	—	—	7,500	15,000	22,500	—	—	—	—	(6)
Karen Akinsanya	Cash	—	—	309,452	—	—	—	—	—	—	—	—
	Options	3/4/2024	—	—	—	—	—	—	—	120,000	25.24	1,805,307	(5)
	PRSUs	3/4/2024	—	—	—	10,000	20,000	30,000	—	—	—	—	(6)
Robert Abel	Cash	—	—	230,010	—	—	—	—	—	—	—	—
	Options	3/4/2024	—	—	—	—	—	—	—	60,000	25.24	902,654	(5)
	Options	3/21/2024	—	—	—	—	—	—	—	30,000	27.51	492,398	(5)
	PRSUs	3/4/2024	—	—	—	5,000	10,000	15,000	—	—	—	—	(6)
	PRSUs	3/21/2024	—	—	—	2,500	5,000	7,500	—	—	—	—	(6)
Patrick Lorton	Cash	—	—	230,010	—	—	—	—	—	—	—	—
	Options	3/4/2024	—	—	—	—	—	—	—	60,000	25.24	902,654	(5)
	Options	3/21/2024	—	—	—	—	—	—	—	30,000	27.51	492,398	(5)
	PRSUs	3/4/2024	—	—	—	5,000	10,000	15,000	—	—	—	—	(6)
	PRSUs	3/21/2024	—	—	—	2,500	5,000	7,500	—	—	—	—	(6)
(1)Amounts shown in the target column reflect the target amounts, payable under our Senior Executive Incentive Compensation Plan as described above under “Annual Performance-based Cash Incentives.” There is no threshold or maximum payout. Actual amounts paid for 2024 performance are presented in the Summary Compensation Table above.
(2)Each PRSU represents a contingent right to receive one share of common stock upon the achievement of specified performance goals. These PRSUs vest as to the percentage assigned to each of three performance metrics relating to software performance, Schrödinger therapeutics group performance and operating performance, as measured at the end of the measurement period ending on December 31, 2025, upon certification by our compensation committee of achievement of the applicable performance metrics. With respect to the software and operating metrics, if the level of achievement falls between threshold and target or target and maximum, the payout factor shall be adjusted based on linear interpolation between threshold and target or target and maximum, respectively. With respect to the Schrödinger therapeutics group metric, subject to certain specified exceptions, if the level of achievement falls between threshold and target or target and maximum, the payout factor shall be adjusted based on linear interpolation between threshold and target or target and maximum, respectively.
(3)Stock options subject to time-based vesting criteria established by the compensation committee and described in the footnotes to the “Outstanding Equity Awards at December 31, 2024” table below.
(4)The exercise price per share of these stock options is equal to the closing price of our common stock on the grant date, as indicated in the table, except for the premium priced options granted to Dr. Farid on March 4, 2024, which has an exercise price per share equal to 110% of the closing price of our common stock on the date of grant.
(5)The amounts listed represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. See Note 9 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 26, 2025, regarding assumptions underlying the valuation of the option awards and the RSUs.
(6)The amounts listed represent the aggregate grant date fair values of the PRSUs granted to each of Drs. Farid, Porges, Akinsanya, and Abel and Mr. Lorton, respectively, calculated in accordance with FASB ASC Topic 718 based upon the probable outcome of the applicable performance conditions. As of the grant date, the performance conditions for the PRSUs granted to each of Drs. Farid, Porges, Akinsanya, and Abel and Mr. Lorton were not considered probable of occurring and, as a result, the fair value of those PRSUs, for purposes of this table, was $0. See Note 9 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 26, 2025, regarding assumptions underlying the valuation of the PRSUs.

Outstanding Equity Awards at December 31, 2024
The following table sets forth information regarding all outstanding stock options, RSUs and PRSUs held by each of our named executive officers as of December 31, 2024. For more information on equity acceleration benefits under specified circumstances, see “—Employment, Severance and Change in Control Arrangements.”

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ramy Farid	160,527	—	(1)	3.07	5/10/2026	—		—		—		—
	334,432	—	(1)	4.34	11/29/2028	—		—		—		—
	896,280	—	(1)	17.00	2/5/2030	—		—		—		—
	143,750	6,250	(2)	102.48	2/27/2031	—		—		—		—
	152,291	62,709	(3)	27.76	2/9/2032	—		—		—		—
	38,940	46,020	(4)	23.29	2/9/2033	—		—		—		—
	30,032	35,493	(4)	25.62	2/9/2033	—		—		11,400	(8)	219,906	(11)
	—	126,000	(5)	25.24	3/4/2034	—		—		17,500	(9)	337,575	(11)
	—	87,271	(5)	27.76	3/4/2034	—		—		—		—
Geoffrey Porges	105,000	75,000	(6)	28.55	8/18/2032	—		—		54,000	(10)	1,041,660	(11)
	25,086	29,649	(4)	23.29	2/9/2033	—		—		4,405	(8)	84,972	(11)
	—	90,000	(5)	25.24	3/4/2034	—		—		7,500	(9)	144,675	(11)
Karen Akinsanya	3,345	—	(1)	2.92	10/10/2027	—		—		—		—
	13,378	—	(1)	3.22	8/3/2028	—		—		—		—
	43,198	—	(1)	4.34	11/29/2028	—		—		—		—
	180,478	—	(1)	17.00	2/5/2030	—		—		—		—
	76,666	3,334	(2)	102.48	2/27/2031	—		—		—		—
	56,666	23,334	(3)	27.76	2/9/2032	—		—		—		—
	28,998	34,272	(4)	23.29	2/9/2033	—		—		5,093	(8)	98,244	(11)
	—	120,000	(5)	25.24	3/4/2034	—		—		10,000	(9)	192,900	(11)
Robert Abel	11,148	—	(1)	4.34	11/29/2028	—		—		—		—
	94,756	—	(1)	17.00	2/5/2030	—		—		—		—
	76,666	3,334	(2)	102.48	2/27/2031	—		—		—		—
	49,583	20,417	(3)	27.76	2/9/2032	—		—		—		—
	28,998	34,272	(4)	23.29	2/9/2033	7,909	(7)	152,565	(11)	—		—
	—	60,000	(5)	25.24	3/4/2034	—		—		5,000	(9)	96,450	(11)
	—	30,000	(5)	27.51	3/21/2034	—		—		2,500	(9)	48,225	(11)
Patrick Lorton	87,199	—	(1)	17.00	2/5/2030	—		—		—		—
	76,666	3,334	(2)	102.48	2/27/2031	—		—		—		—
	49,583	20,417	(3)	27.76	2/9/2032	—		—		—		—
	22,458	26,542	(4)	23.29	2/9/2033	6,128	(7)	118,209	(11)	—		—
	—	60,000	(5)	25.24	3/4/2034	—		—		5,000	(9)	96,450	(11)
	—	30,000	(5)	27.51	3/21/2034	—		—		2,500	(9)	48,225	(11)
__________________________________
(1)This option is fully vested.

(2)This option vests over four years, with 25% of the original number of shares underlying such option having vested on February 27, 2022, and 2.0833% of the original number of shares underlying such option vesting thereafter in equal monthly installments through February 27, 2025, subject to continued service.
(3)This option vests over four years, with 25% of the original number of shares underlying such option having vested on February 9, 2023, and 2.0833% of the original number of shares underlying such option vesting thereafter in equal monthly installments through February 9, 2026, subject to continued service.
(4)This option vests over four years, with 25% of the original number of shares underlying such option having vested on February 9, 2024, and 2.0833% of the original number of shares underlying such option vesting thereafter in equal monthly installments through February 9, 2027, subject to continued service.
(5)This option vests over four years, with 25% of the original number of shares underlying such option having vested on March 4, 2025, and 2.0833% of the original number of shares underlying such option vesting thereafter in equal monthly installments through March 4, 2028, subject to continued service.
(6)This option vests over four years, with 25% of the original number of shares underlying such option having vested on August 18, 2023, and 2.0833% of the original number of shares underlying such option vesting thereafter in equal monthly installments through August 18, 2026, subject to continued service.
(7)Each RSU represents a contingent right to receive one share of common stock. These RSUs vest in equal annual installments over a period of four years from the vesting commencement date of February 9, 2023, subject to continued service.
(8)Each PRSU represents a contingent right to receive one share of common stock upon the achievement of specified performance goals. The PRSUs vest as to the percentage assigned to each three evenly weighted financial, business and software performance metrics, as measured at the end of the measurement period ending on December 31, 2025, upon certification by our compensation committee of achievement of the applicable performance metrics. The number of PRSUs in the table is the threshold amount; the target number of PRSUs subject to the award for each of Dr. Farid, Dr. Porges and Dr. Akinsanya is 22,800, 8,810, and 10,185, respectively, and the maximum number of PRSUs subject to the award for each of Dr. Farid, Dr. Porges and Dr. Akinsanya is 34,200, 13,215 and 15,278, respectively. The measurement period for the PRSUs is ongoing. None of the performance goals have been certified by our compensation committee as achieved as of December 31, 2024.
(9)Each PRSU represents a contingent right to receive one share of common stock upon the achievement of specified performance goals. The PRSUs vest as to the percentage assigned to each three evenly weighted software performance, Schrödinger therapeutics group performance and operating performance metrics, as measured at the end of the measurement period ending on December 31, 2025, upon certification by our compensation committee of achievement of the applicable performance metrics. The number of PRSUs in the table is the threshold amount; the target number of PRSUs subject to the award for each of Dr. Farid, Dr. Porges, Dr. Akinsanya, Dr. Abel and Mr, Lorton is 35,000, 15,000, 20,000, 10,000 and 10,000, respectively, and the maximum number of PRSUs subject to the award for each of Dr. Farid, Dr. Porges, Dr. Akinsanya, Dr. Abel and Mr, Lorton is 52,500, 22,500, 30,000, 15,000 and 15,000, respectively. The measurement period for the PRSUs is ongoing. None of the performance goals have been certified by our compensation committee as achieved as of December 31, 2024.
(10)Each PRSU represents a contingent right to receive one share of common stock upon the achievement of specified performance goals related to financial performance, investor engagement and business development and subject to continued service, upon certification by our compensation committee of achievement of the applicable performance metrics. The number of PRSUs in the table is the target amount. In March 2024, our compensation committee certified the level of achievement of certain performance goals underlying the PRSUs having a performance date of February 28, 2024. Of the 36,000 PRSUs that were eligible to vest, 9,000 PRSUs vested and 27,000 PRSUs were forfeited upon certification of the compensation committee. In March 2025, our compensation committee certified the level of achievement of certain performance goals underlying the PRSUs having a performance date of February 28, 2025. Of the 27,000 PRSUs that were eligible to vest, 14,850 PRSUs vested and 12,150 PRSUs were forfeited upon certification of the compensation committee. In addition, the remaining 27,000 PRSUs that were eligible to vest on December 31, 2025 based on certain cumulative performance metrics were forfeited upon certification of the compensation committee, as the conditions to vesting cannot be achieved for such PRSUs.
(11)For purposes of this table, we have calculated the market value of the RSUs and PRSUs using the closing price of our common stock on December 31, 2024, or $19.29 per share.

Option Exercises and Stock Vested in 2024
The following table sets forth information concerning option exercises and stock award vesting for each of our named executive officers during the fiscal year ended December 31, 2024:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ramy Farid	—	—	—	—
Geoffrey Porges	—	—	9,000	241,290
Karen Akinsanya	—	—	—	—
Robert Abel	—	—	2,636	71,699
Patrick Lorton	5,574	113,710	2,042	55,542
(1)The value realized when the stock options were exercised represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the stock options.
Employment, Severance and Change in Control Arrangements
Employment Agreements and Other Arrangements
We have entered into employment agreements with each of our named executive officers. These agreements set forth the terms of employment with us, including initial base salary and benefits.
Employment Agreement with Ramy Farid. We entered into an employment agreement with Ramy Farid, dated May 11, 2010. Under the employment agreement, Dr. Farid is an at-will employee and his employment may be terminated by us or by him at any time, for any reason, upon 30 days’ written or verbal notice. In the event we elect to terminate Dr. Farid’s employment immediately without 30 days’ notice, he is entitled to continued payment of his then-current base salary and continued benefit coverage for a period of 30 days following such termination. The employment agreement provides that Dr. Farid’s salary may be increased or decreased in our sole discretion. Dr. Farid’s current base salary is $730,000.
Employment Agreement with Geoffrey Porges. We entered into an employment agreement with Geoffrey Porges, dated August 16, 2022. Under the employment agreement, Dr. Porges is an at-will employee and his employment may be terminated by us or by him at any time, for any reason. The employment agreement provides that Dr. Porges’ salary may be increased or decreased in our sole discretion. Dr. Porges’ current base salary is $650,000. Pursuant to the terms of his employment agreement, Dr. Porges received a sign-on bonus of $230,000, the terms of which are more fully described above under “Summary Compensation Table.” Pursuant to the terms of his employment agreement, upon the commencement of his employment, Dr. Porges was granted options and PRSUs under our 2021 Inducement Equity Incentive Plan, as amended, as an inducement material to Dr. Porges’ acceptance of employment with us in accordance with Nasdaq Listing Rule 5635(c)(4). Dr. Porges is also entitled to severance benefits under our Severance Plan and additional severance benefits pursuant to the terms of his employment agreement which are more fully described below under “Executive Severance and Change in Control Benefits Plan” and “Additional Severance Benefits.”
Employment Agreement with Karen Akinsanya. We entered into an employment agreement with Karen Akinsanya, dated May 14, 2018. Under the employment agreement, Dr. Akinsanya is an at-will employee and her employment may be terminated by us or by her at any time, for any reason, upon 30 days’ written or verbal notice. In the event we elect to terminate Dr. Akinsanya’s employment immediately without 30 days’ notice, she is entitled to continued payment of her then-current base salary for a period of 30 days following such termination. The employment agreement provides that Dr. Akinsanya’s salary may be increased or decreased thereafter in our sole discretion. Dr. Akinsanya’s current base salary is $600,000.
Employment Agreement with Robert Abel. We entered into an employment agreement with Robert Abel, dated March 9, 2009. Under the employment agreement, Dr. Abel is an at-will employee and his employment may be terminated by us or by him at any time, for any reason, upon 30 days’ written or verbal notice. In the event we elect to terminate Dr. Abel’s employment immediately without 30 days’ notice, he is entitled to continued payment of his then-current base salary and continued benefit coverage for a period of 30 days following such termination. The employment agreement provides that Dr. Abel’s salary may be increased or decreased in our sole discretion. Dr. Abel’s current base salary is $500,000.
Employment Agreement with Patrick Lorton. We entered into an employment agreement with Patrick Lorton, dated September 11, 2006. Under the employment agreement, Mr. Lorton is an at-will employee and his employment may be terminated by us or by him at any time, for any reason, upon 30 days’ written or verbal notice. In the event we elect to terminate Mr. Lorton’s employment immediately without 30 days’ notice, he is entitled to continued payment of his then-current base salary and continued benefit coverage for a period of 30 days following such termination. The employment agreement provides that Mr. Lorton’s salary may be increased or decreased in our sole discretion. Mr. Lorton’s current base salary is $500,000.
Employee Non-Competition, Non-Solicitation, Confidentiality, and Assignment of Inventions
As part of their employment agreements, each of our named executive officers has agreed to certain standard non-competition, non-solicitation, confidential information, and assignment of invention restrictions. Pursuant to their employment agreements, each of our named executive officers has agreed that we own all developments that are made, created, developed, conceived or reduced to practice by such officer, alone or with others, (i) in the course of employment with us, whether during regular working hours or other hours, or (ii) during the period of employment with us, whether or not in the course of such employment, to the extent the same is related to our business or actual or demonstrably anticipated research or development or is made, created, developed, conceived or first reduced to practice with the time, private or proprietary information, or facilities of our company, our subsidiaries or our other affiliates, which we refer to collectively as the Schrödinger Companies. In addition, each of our named executive officers has agreed not to, during his or her employment and for a period of one year thereafter, (i) solicit or encourage any customers, prospective customers, vendors, strategic partners or business associates of the Schrödinger Companies to cease or reduce their relationship with the Schrödinger Companies or to refrain from establishing or expanding a relationship with Schrödinger Companies, (ii) solicit or induce any employees, consultants, sales agents, contract researchers, contract programmers or other independent agents of the Schrödinger Companies or of certain D. E. Shaw group entities (except in the case of our chief financial officer) to cease employment or retention with the Schrödinger Companies or such D. E. Shaw group entities (except in the case of our chief financial officer), or (iii) hire or engage any employee of the Schrödinger Companies or of certain D. E. Shaw group entities (except in the case of our chief financial officer). Each of our named executive officers has agreed not to, during the term of his or her employment, knowingly engage in any activity or business which is the same nature as, or substantively similar to, our business or an activity or business which a Schrödinger Company is developing and of which such named executive officer has knowledge, and to protect our confidential and proprietary information indefinitely.
Executive Severance and Change in Control Benefits Plan
The Amended and Restated Executive Severance and Change in Control Benefits Plan, as amended, which we refer to as the Severance Plan, initially became effective following the closing of our initial public offering and was amended and restated in April 2021 and was subsequently amended in August 2022. The Severance Plan provides severance benefits to certain of our executives, including our named executive officers, if their employment is terminated by us without “cause” or, only in connection with a “change in control” of our company, they terminate employment with us for “good reason” (as each of those terms is defined in the Severance Plan).
Under the Severance Plan, if we terminate an eligible executive’s employment without cause prior to or more than 12 months following the closing of a change in control of our company, the executive is entitled to (i) continue receiving his or her base salary for a specified period (in the case of Dr. Farid, for 12 months, and in the case of each of the other named executive officers, for nine months) following the date of termination, (ii) company contributions to the cost of health care continuation under COBRA for up to 12 months following the date of termination, and (iii) the amount of any unpaid annual bonus determined by our board of directors in its discretion to be payable to the executive for any completed bonus period which ended prior to the date of such executive’s termination.
The Severance Plan also provides that, if, within 12 months following the closing of a change in control of our company, we terminate an eligible executive’s employment without cause or such executive terminates his or her employment with us for good reason, the executive is entitled to (i) a single lump-sum payment equal to a percentage of his or her annual base salary (in the case of Dr. Farid, 150%, and in the case of each of the other named executive officers, 100%), (ii) a single lump sum payment in an amount equal to a percentage of his or her target annual bonus for the year in which the termination of employment occurs or for the year in which the change in control occurs, if greater (in the case of Dr. Farid, 150%, and in the case of each of the other named executive officers, 100%), (iii) company contributions to the cost of health care continuation under COBRA for up to 12 months following the date of termination of employment (18 months in the case of Dr. Farid), and (iv) the amount of any unpaid annual bonus determined by our board of directors to be payable to the executive for any completed bonus period which ended prior to the date of such executive’s termination. In addition, all of the executive’s outstanding unvested equity awards that vest solely based on the passage of time will vest and become fully exercisable or non-forfeitable on the date of such termination.
To the extent that any severance or other compensation payment to any of our executives pursuant to the Severance Plan, any employment agreement or any other agreement constitutes an “excess parachute payment” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, then such executive will receive the full amount of such severance and other payments, or a reduced amount intended to avoid the application of Sections 280G and 4999, whichever provides the executive with the highest amount on an after-tax basis.
All payments and benefits provided under the Severance Plan are contingent upon the execution and effectiveness of a release of claims by the executive in our favor and continued compliance by the executive with any proprietary information and inventions, nondisclosure, non-competition, non-solicitation (or similar) agreement to which we and the executive are party.
Additional Severance Benefits
In addition to being entitled to participate in the Severance Plan, Dr. Porges is also entitled to the following additional severance benefits pursuant to his employment agreement. If Dr. Porges resigns for good reason prior to or more than 12 months after the closing of a change in control (as such term is defined in the Severance Plan), he will be entitled to (i) continue receiving his base salary for nine months, (ii) company contributions to the cost of health care continuation under Consolidated Omnibus Budget Reconciliation Act, or COBRA, for up to 12 months following the date of resignation, and (iii) the amount of any unpaid annual bonus determined by the board of directors in its discretion to be payable to Dr. Porges for any completed bonus period which ended prior to the date of such resignation. If Dr. Porges is terminated by us without cause or resigns for good reason prior to or more than 12 months after the closing of a change in control, the option and the PRSUs granted to Dr. Porges on August 18, 2022 will vest and become fully exercisable and/or non-forfeitable as of the date of such termination or resignation. If Dr. Porges is terminated by us without cause or resigns for good reason within 12 months after the closing of a change in control, all of Dr. Porges’ equity awards that vest solely based on the passage of time and that are outstanding and unvested as of such termination or resignation and the PRSUs granted to Dr. Porges on August 18, 2022 will vest and become fully exercisable and/or non-forfeitable on the date of such termination or resignation.
Potential Payments Upon Termination or Change in Control
The following table sets forth potential payments upon termination and change in control that would be made to our named executive officers, assuming that such termination or change in control occurred on December 31, 2024, after giving effect to the Severance Plan, and in the case of Dr. Porges, the additional severance benefits he is entitled to under his employment agreement. In addition to the amounts shown in the table below, each named executive officer would be entitled to receive payments for base salary through the date of termination, payment for any reimbursable business expenses incurred, and the amount of any unpaid annual cash incentive payment determined by our board of directors in its discretion to be payable to the executive for any completed bonus period which ended prior to the date of such executive’s termination or resignation.

Name	Benefit	Change in Control (Without Termination of Employment) ($)	Resignation For Good Reason or Termination Without Cause Within 12 Months Following a Change in Control ($)		Termination Without Cause Prior to or More than 12 Months Following a Change in Control ($)		Termination for Good Reason Prior to or More than 12 Months Following a Change in Control ($)
Ramy Farid	Severance Payments	—	1,056,120	(1)	704,080	(2)	—
	Bonus Payment	—	686,478	(3)	—		—
	Continuation of Benefits	—	15,647	(4)	10,431	(5)	—
	Market Value of Stock Vesting	—	—	(6)	—		—
	Total	—	1,758,245		714,511		—
Geoffrey Porges	Severance Payments	—	627,120	(7)	470,340	(8)	470,340	(8)
	Bonus Payment	—	344,916	(9)	—		—
	Continuation of Benefits	—	31,471	(5)	31,471	(5)	31,471	(5)
	Market Value of Stock Vesting	—	1,041,660	(6)	1,041,660	(10)	1,041,660	(10)
	Total	—	2,045,167		1,543,471		1,543,471
Karen Akinsanya	Severance Payments	—	562,640	(7)	421,980	(8)	—
	Bonus Payment	—	309,452	(9)	—		—
	Continuation of Benefits	—	31,471	(5)	31,471	(5)	—
	Market Value of Stock Vesting	—	—	(6)	—		—
	Total	—	903,563		453,451		—
Robert Abel	Severance Payments	—	460,020	(7)	345,015	(8)	—
	Bonus Payment	—	230,010	(9)	—		—
	Continuation of Benefits	—	19,048	(5)	19,048	(5)	—
	Market Value of Stock Vesting	—	152,565	(6)	—		—
	Total	—	861,643		364,063		—
Patrick Lorton	Severance Payments	—	460,020	(7)	345,015	(8)	—
	Bonus Payment	—	230,010	(9)	—		—
	Continuation of Benefits	—	19,528	(5)	19,528	(5)	—
	Market Value of Stock Vesting	—	118,209	(6)	—		—
	Total	—	827,767		364,543		—
(1)Represents a lump sum payment equal to 150% of executive’s annual base salary.
(2)Represents 12 monthly payments of executive’s monthly base salary from the time of termination.
(3)Represents a lump sum payment equal to 150% of the executive’s target annual cash incentive bonus.
(4)Represents the cost of continued health and dental benefits under COBRA. These benefits are payable until 18 months following termination.
(5)Represents the cost of continued health and dental benefits under COBRA. These benefits are payable until 12 months following termination.
(6)Represents the acceleration of vesting of 100% of the unvested stock options and RSUs held by the named executive officer that vest solely based on the passage of time, and, for Dr. Porges only, also includes the acceleration of vesting of 100% of the unvested PRSUs that were granted to him on August 18, 2022. The value of accelerated unvested stock options is calculated by taking the difference between the closing price of our common stock on the last trading day of 2024 and the exercise price per share and multiplying it by the number of shares of common stock underlying the unvested stock options as of December 31, 2024. Any option with an exercise price per share of greater than $19.29 was assumed to be canceled for no consideration and, therefore, had no intrinsic value. The value of the accelerated unvested RSUs and PRSUs is equal to the number of unvested RSUs or PRSUs, as applicable, as of December 31, 2024, multiplied by the closing price of our common stock on the last trading day of 2024. The closing price of our common stock on December 31, 2024, the last trading day of the year, was $19.29 per share.
(7)Represents a lump sum payment equal to 100% of the executive’s annual base salary.
(8)Represents 9 monthly payments of executive’s monthly base salary from the time of termination.
(9)Represents a lump sum payment equal to 100% of the executive’s target annual cash incentive bonus.
(10)Represents the acceleration of vesting of 100% of the unvested options and PRSUs that were granted to Dr. Porges on August 18, 2022. The value of accelerated unvested stock options is calculated by taking the difference between the closing price of our common stock on the last trading day of 2024 and the exercise price per share and multiplying it by the number of shares common stock underlying the unvested stock options. The value of the accelerated unvested PRSUs is equal to the number of unvested PRSUs multiplied by the closing price of our common stock on the last trading day of 2024. The closing price of our common stock on December 31, 2024, the last trading day of the year, was $19.29 per share.
Rule 10b5-1 Sales Plans
Our directors and executive officers have adopted and may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. A Rule 10b5-1 plan may be amended or terminated in some circumstances. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information or restricted under our insider trading policy.
Director Compensation
Non-Employee Director Compensation Policy
Our board of directors has adopted a non-employee director compensation policy that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber non-employee directors.
Under our non-employee director compensation policy in effect during 2024, the fees payable to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member were as follows:

	Member Annual Fee	Chair Supplemental Annual Fee
Board of Directors	$45,000	$40,000
Audit Committee	$10,000	$10,000
Compensation Committee	$7,500	$7,500
Nominating and Corporate Governance Committee	$5,000	$5,000
Drug Discovery Committee	$7,500	$7,500
Under our policy in effect during 2024, each non-employee director was entitled to receive, upon his or her initial election or appointment to our board of directors, (i) an option to purchase a number of shares of our common stock having an aggregate value of $237,500 as of the grant date, determined using a Black-Scholes valuation model; provided that in no event shall the number of shares underlying such option exceed 17,050 shares and (ii) RSUs for a number of shares of our common stock having an aggregate value of $237,500 as of the grant date, determined using the closing price of our common stock on the Nasdaq Global Select Market on the grant date; provided that in no event shall the number of shares underlying such RSUs exceed 10,000 shares. Each of these options and RSUs will vest as to one-third of the shares of our common stock underlying such award on each of the first, second and third anniversaries of the grant, subject to the director’s continued service to the company through the applicable vesting date. Further, on the date of our annual meeting of stockholders held during 2024, each then-serving non-employee director was granted, automatically and without the need for any further action by the board, (i) an option to purchase a number of shares of our common stock having an aggregate value of $118,750 as of the date of such annual meeting of stockholders, determined using a Black-Scholes valuation model; provided that in no event shall the number of shares of common stock underlying such option exceed 8,550 shares and (ii)

RSUs for a number of shares of our common stock having an aggregate value of $118,750 as of the date of such annual meeting of stockholders, determined using the closing price of our common stock on the Nasdaq Global Select Market on the date of such annual meeting; provided that in no event could the number of shares underlying such RSUs exceed 5,000 shares. The option and the RSUs shall vest on the twelve-month anniversary of the date of grant of the awards (or, if earlier, the date of the next annual meeting of stockholders following the date of grant of the awards), subject to the director’s continued service to the company through the applicable vesting date.
Changes to our Non-Employee Director Compensation Policy for 2025
On April 19, 2025, our board of directors adopted the sixth amended and restated director compensation policy. Under this amended policy, the fees payable to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member is as follows, effective as of January 1, 2025:

	Member Annual Fee	Chair Supplemental Annual Fee
Board of Directors	$50,000	$40,000
Audit Committee	$10,000	$10,000
Compensation Committee	$7,500	$7,500
Nominating and Corporate Governance Committee	$5,000	$5,000
Drug Discovery Committee	$7,500	$7,500
In addition, beginning on April 19, 2025, each non-employee director is entitled to receive, upon his or her initial election or appointment to our board of directors, (i) an option to purchase a number of shares of our common stock having an aggregate value of $252,500 as of the grant date, determined using a Black-Scholes valuation model; provided that in no event shall the number of shares underlying such option exceed 25,480 shares and (ii) RSUs for a number of shares of our common stock having an aggregate value of $252,500 as of the grant date, determined using the closing price of our common stock on the Nasdaq Global Select Market on the grant date; provided that in no event shall the number of shares underlying such RSUs exceed 15,190 shares. Each of these options and RSUs will vest as to one-third of the shares of our common stock underlying such award on each of the first, second and third anniversaries of the grant, subject to the director’s continued service to the company through the applicable vesting date. Further, on the date of our annual meeting of stockholders, each then-serving non-employee director will be granted, automatically and without the need for any further action by the board, (i) an option to purchase a number of shares of our common stock having an aggregate value of $126,250 as of the date of such annual meeting of stockholders, determined using a Black-Scholes valuation model; provided that in no event shall the number of shares of common stock underlying such option exceed 12,740 shares and (ii) RSUs for a number of shares of our common stock having an aggregate value of $126,250 as of the date of such annual meeting of stockholders, determined using the closing price of our common stock on the Nasdaq Global Select Market on the date of such annual meeting; provided that in no event could the number of shares underlying such RSUs exceed 7,595 shares. The option and the RSUs shall vest on the twelve-month anniversary of the date of grant of the awards (or, if earlier, the date of the next annual meeting of stockholders following the date of grant of the awards), subject to the director’s continued service to the company through the applicable vesting date.
Under our 2022 Equity Incentive Plan, the maximum aggregate amount of cash and value of equity awards (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any non-employee director cannot exceed $750,000 in the case of an incumbent director; except that such maximum aggregate amount cannot exceed $1,000,000 in any calendar year for such non-employee director’s initial year of election. The equity awards granted under our director compensation policy are subject to such limitations and no cash shall be paid nor awards shall be granted pursuant to our director compensation policy that would cause such limitations to be exceeded (with, as needed, the cash, and equity awards being proportionately reduced such that the aggregate cash and value of equity awards does not exceed such limit). The limitations do not apply to cash or equity awards granted to a non-employee director in his or her capacity as an advisor or consultant to the company.
We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which he or she serves.

Director Compensation Table
The table below shows all compensation awarded to, earned by or paid to our non-employee directors during the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Stock Awards ($)(3)(4)	All Other Compensation ($)		Total ($)
Michael Lynton	105,000	98,825	96,600	—		300,425
Jeffrey Chodakewitz, M.D.	65,000	98,825	96,600	—		260,425
Richard A. Friesner, Ph.D.	45,000	98,825	96,600	428,400	(5)	668,825
Gary Ginsberg	62,500	98,825	96,600	—		257,925
Rosana Kapeller-Libermann, M.D., Ph.D.	60,000	98,825	96,600	—		255,425
Arun Oberoi	55,000	98,825	96,600	—		250,425
Gary Sender	80,000	98,825	96,600	—		275,425
Nancy A. Thornberry	57,500	98,825	96,600	—		252,925
__________________________________
(1)The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of options awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. The amounts reported reflect the aggregate grant date fair value with respect to options to purchase 8,550 shares of our common stock granted to each of our non-employee directors on the date of the 2024 annual meeting of stockholders for their service on the board of directors. See Note 9 to our consolidated financial statements appearing in our annual report on Form 10-K, which was filed with the SEC on February 26, 2025, regarding assumptions underlying the valuation of option awards. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)As of December 31, 2024, the aggregate number of shares of our common stock subject to outstanding option awards for each non-employee director serving during 2024 was as follows: Mr. Lynton, 112,865 shares; Dr. Chodakewitz, 69,909 shares; Dr. Friesner, 753,221 shares; Mr. Ginsberg, 69,909 shares; Dr. Kapeller-Libermann, 110,111 shares; Mr. Oberoi, 51,273 shares; Mr. Sender, 68,958 shares; and Ms. Thornberry, 84,622 shares.
(3)The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of RSUs awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. The amounts reported reflect the aggregate grant date fair value with respect to RSUs for 5,000 shares of our common stock granted to each of our non-employee directors on the date of the 2024 annual meeting of stockholders for their service on the board of directors.
(4)As of December 31, 2024, the aggregate number of shares of our common stock subject to unvested RSUs outstanding for each non-employee director serving during 2024 was as follows: Mr. Lynton, 5,000 shares; Dr. Chodakewitz, 5,000 shares; Dr. Friesner, 5,000 shares; Mr. Ginsberg, 5,000 shares; Dr. Kapeller-Libermann, 5,000 shares; Mr. Oberoi, 5,000 shares; Mr. Sender, 5,000 shares; and Ms. Thornberry, 5,000 shares.
(5)Represents consulting fees paid to Dr. Friesner in connection with his consulting agreement. For further information about our consulting agreement with Dr. Friesner, as well our transactions with Dr. Friesner and his employer, Columbia University, see “Transactions with Related Persons” below.
Bridget van Kralingen joined our board of directors in 2025. Dr. Farid, one of our directors who also serves as our president and chief executive officer, does not receive any additional compensation for his service as a director. Dr. Farid is one of our named executive officers and, accordingly, the compensation that we pay to Dr. Farid as our president and chief executive officer is discussed above under “—Summary Compensation Table” and “Executive and Director Compensation—Compensation Discussion and Analysis.”

Securities Authorized for Issuance Under Equity Compensation Plans
Equity Compensation Plan Information
The following table contains information about our 2010 Stock Plan, our 2020 Equity Incentive Plan, or 2020 Plan, our 2020 Employee Stock Purchase Plan, as amended, or the 2020 ESPP, our 2021 Inducement Equity Incentive Plan, as amended, and our 2022 Plan, as of December 31, 2024. Upon adoption of the 2022 Plan, we ceased making awards under the 2020 Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders
2010 Stock Plan	1,655,087		$3.98		—
2020 Plan	6,745,472		$36.54	(6)	—
2020 ESPP(1)	—		—		586,845
2022 Plan(2)	4,363,477	(4)	$25.68	(7)	6,261,045
Equity compensation plans not approved by security holders
2021 Inducement Equity Incentive Plan, as amended(3)	1,055,460	(5)	$35.24	(8)	103,179

Total	13,819,496		$29.49	(6)(7)(8)	6,951,069
(1)As of December 31, 2024, 586,845 shares of our common stock were reserved for issuance under the 2020 ESPP.
(2)As of December 31, 2024, 6,261,045 shares of our common stock were available for issuance under the 2022 Plan. The number of shares of our common stock reserved for issuance under the 2022 Plan increases from time to time by the number of shares of common stock subject to awards granted under the 2020 Plan that are outstanding as of such date and which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the registrant at their original issuance price pursuant to a contractual repurchase right.
(3)Under our 2021 Inducement Equity Incentive Plan, as amended, we may grant stock options, restricted stock, restricted stock units and other stock-based awards to persons who (a) were not previously an employee or director or (b) are commencing employment with us following a bona fide period of non-employment, in either case, as an inducement material to such person’s entry into employment with us and in accordance with the requirements of the Nasdaq Stock Market Rule 5635(c)(4). Neither consultants nor advisors shall be eligible to participate in the plan. Such plan was not adopted by our stockholders. The plan is administered by our board of directors, with authority delegated by our board of directors to our compensation committee. As of December 31, 2024, 103,179 shares of our common stock were available for issuance under the 2021 Inducement Equity Incentive Plan, as amended. In April 2025, our board of directors amended the 2021 Inducement Equity Incentive Plan to increase the number of shares reserved and authorized for issuance under the plan by 100,000 shares.
(4)Includes 1,507,345 shares of common stock subject to outstanding RSUs and 242,693 shares of our common stock subject to outstanding PRSUs (assuming the highest level of performance conditions are achieved). Each PRSU represents a contingent right to receive one share of our common stock upon the achievement of specified performance goals.
(5)Includes (i) options to purchase 180,000 shares of our common stock, at an exercise price per share of $28.55, the closing price on the date of grant, and (ii) PRSUs for up to 54,000 shares of our common stock, in each case, granted to Dr. Porges in connection with the commencement of his employment on August 18, 2022 (assuming the highest level of performance conditions are achieved for such outstanding PRSUs). The option vested as to 25% of the shares underlying the option on August 18, 2023 and, as to the remaining shares, monthly thereafter until August 18, 2026, subject to continued service. Each PRSU represents a contingent right to receive one share of our common stock upon the achievement of specified performance goals related to financial performance, investor engagement and business development and subject to continued service.
(6)Represents the weighted average exercise price of outstanding options under the 2020 Plan and does not take into account the 15,550 shares of common stock subject to outstanding RSUs under the 2020 Plan, since RSUs have no exercise price.
(7)Represents the weighted average exercise price of outstanding stock options under the 2022 Plan and does not take into account the 1,507,345 shares of common stock subject to outstanding RSUs and 242,693 shares of common stock subject to outstanding PRSUs under the 2022 Plan, since RSUs and PRSUs have no exercise price.
(8)Represents the weighted average exercise price of outstanding stock options under the 2021 Inducement Equity Incentive Plan, as amended and does not take into account the 159,653 shares of common stock subject to outstanding RSUs and the 54,000 shares of common stock subject to outstanding PRSUs, since RSUs and PRSUs have no exercise price.

TRANSACTIONS WITH RELATED PERSONS
Since January 1, 2024, we have engaged in the following transactions in which (i) the amounts involved exceeded $120,000 and (ii) any of our directors, executive officers or holders of more than 5% of our voting securities, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest, other than the compensation arrangements with our directors and named executive officers described elsewhere in this proxy statement.
Share Exchange Agreement with Bill & Melinda Gates Foundation Trust
On January 24, 2020, we entered into an amended and restated share exchange agreement, or the Share Exchange Agreement, with the Bill & Melinda Gates Foundation Trust, a holder of more than 5% of our voting securities, pursuant to which the Bill & Melinda Gates Foundation Trust has the right to exchange any of their shares of common stock for limited common stock. The Bill & Melinda Gates Foundation Trust has not exchanged any shares of common stock for limited common stock pursuant to the Share Exchange Agreement in 2024 or 2025.
Relationship with Richard Friesner
Consulting Agreement with Richard Friesner
We are party to a consulting agreement with Richard Friesner dated July 1, 1999, as amended, pursuant to which Dr. Friesner provides certain services related to enhancing, improving and further developing of our molecular modeling software. Dr. Friesner is one of our co-founders and has been a member of our board of directors since 1990. Under the consulting agreement, we paid Dr. Friesner $428,400 for consulting services during 2024. Under his consulting agreement, we have agreed to pay Dr. Friesner a monthly consulting fee of $36,400 from January 1, 2025 through June 30, 2025, of which $145,600 was paid as of the date hereof.
Columbia License Agreements and Royalty Payments to Columbia University and Richard Friesner
We have entered into various license agreements with the Trustees of Columbia University, or Columbia University, pursuant to which we license software and code from Columbia University in exchange for our obligation to make specified royalty payments to Columbia University. For a description of certain of our license agreements with Columbia University, see “Item 1. Business—License Agreements with Columbia University” in our annual report on Form 10-K for the year ended December 31, 2024. Dr. Friesner, the William P. Schweitzer Professor of Chemistry at Columbia University and the principal investigator of the Friesner Research Group, a research laboratory within the Department of Chemistry at Columbia University, and one of our co-founders and a member of our board of directors, was the inventor of certain of the technologies licensed to us pursuant to certain of our license agreements with Columbia University. Columbia University distributes a portion of the royalties we pay to it pursuant to such license agreements to Dr. Friesner and to Dr. Friesner’s laboratory at Columbia University. Columbia University distributed $91,067 to Dr. Friesner on account of royalties we paid to Columbia University in 2024. Columbia University distributed $164,891 to Dr. Friesner’s laboratory on account of royalties we paid to Columbia University in 2024.
Relationship with Gates Ventures, LLC
We entered into an agreement with Gates Ventures, LLC, effective as of June 23, 2020, in connection with a research project to develop an atomistic simulation platform that is capable of modeling key chemical processes controlling the performance of active materials in an operating battery. As of the date hereof, we have received $3,000,000 pursuant to the agreement ($1,000,000 of which was received in 2021 upon entry into the agreement and $1,000,000 of which was received in each of 2022 and 2023 upon the second and third anniversaries of the agreement). The agreement initially covered the period from June 23, 2020 to June 22, 2023. In August 2023, we extended the agreement with Gates Ventures until August 2026 and the extended agreement provides for total additional consideration of up to $6,000,000. As of the date hereof, we have received $3,800,000 pursuant to the extended agreement. Gates Ventures, LLC is controlled by William H. Gates III, who may be deemed to be the beneficial owner of more than 5% of our voting securities.
Registration Rights
We are a party to an investor rights agreement with certain holders of our voting securities, including some of our 5% stockholders and their affiliates. This investor rights agreement provides these holders the right, subject to certain conditions, to demand that we file a registration statement or to request that their shares be covered by a registration statement that we are otherwise filing.
Indemnification Agreements
Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with all of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such director or executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers.
Policies and Procedures for Related Person Transactions
Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement, or relationship in which our company is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees, or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement, or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief legal officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.
A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:
•the related person’s interest in the related person transaction;
•the approximate dollar value of the amount involved in the related person transaction;
•the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•whether the transaction was undertaken in the ordinary course of our business;
•whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•the purpose of, and the potential benefits to us of, the transaction; and
•any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:
•interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and
•a transaction that is specifically contemplated by provisions of our certificate of incorporation or bylaws.
The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.
We did not have a written policy regarding the review and approval of related person transactions prior to our initial public offering in February 2020. Nevertheless, with respect to such transactions, it was the practice of our board of directors to consider the nature of and business reasons for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests.

PRINCIPAL STOCKHOLDERS
Unless otherwise provided below, the following table sets forth information with respect to the beneficial ownership of our capital stock as of April 1, 2025 by:
•each of our directors;
•each of our named executive officers;
•all of our directors and executive officers as a group; and
•each person, or group of affiliated persons, who is known to us to be the beneficial owner of 5% or more of our capital stock.
The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 64,179,002 shares of our common stock and 9,164,193 shares of our limited common stock outstanding as of April 1, 2025.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock and limited common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days after April 1, 2025, are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock and limited common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Schrödinger, Inc., 1540 Broadway, 24th Floor, New York, New York 10036.

	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Name of Beneficial Owner	Common Stock	Limited Common Stock	Common Stock	Limited Common Stock
5% Stockholders
Blackrock, Inc.(1)	8,763,505	—	13.7%	—
Bill & Melinda Gates Foundation Trust(2)	6,981,664	9,164,193	10.9	100.0%
The Vanguard Group(3)	6,776,631	—	10.6	—
Rubric Capital Management LP(4)	5,000,000	—	7.8	—
Sumitomo Mitsui Trust Group, Inc.(5)	3,510,518	—	5.5	—
Directors and Named Executive Officers
Ramy Farid(6)	2,047,209	—	3.2%	—
Geoffrey Porges(7)	195,832	—	*	—
Karen Akinsanya(8)	455,988	—	*	—
Robert Abel(9)	307,460	—	*	—
Patrick Lorton(10)	314,877	—	*	—
Michael Lynton(11)	110,565	—	*	—
Jeffrey Chodakewitz(12)	67,609	—	*	—
Richard A. Friesner (13)	1,978,624	—	3.1	—
Gary Ginsberg(14)	67,609	—	*	—
Rosana Kapeller-Libermann(15)	107,811	—	*	—
Arun Oberoi(16)	48,973	—	*	—
Gary Sender(17)	66,658	—	*	—
Nancy A. Thornberry(18)	82,322	—	*	—
Bridget van Kralingen	—	—	—	—
All current executive officers and directors as a group (16 persons)(19)	6,240,322	—	9.7%	—

__________________________________
*Less than 1%
(1)Based solely on a Schedule 13G/A filed by Blackrock, Inc., or Blackrock, on January 23, 2024. Blackrock is deemed to be the beneficial owner of 8,763,505 shares of common stock, with respect to which it reported sole voting power over 8,655,249 shares, shared voting and dispositive power over no shares and sole dispositive power over 8,763,505 shares. The principal business address of Blackrock is 50 Hudson Yards, New York, New York 10001.
(2)Based solely on a Schedule 13G filed by the Bill & Melinda Gates Foundation Trust, or the Trust, on February 12, 2021. Consists of (i) 6,981,664 shares of common stock held by the Trust, and (ii) 9,164,193 shares of limited common stock held by the Trust. For purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, all shares beneficially owned by the Trust may be deemed to be beneficially owned by William H. Gates III and Melinda French Gates, as Co-Trustees of the Trust. The address of the Trust is 2365 Carillon Point, Kirkland, Washington 98033.
(3)Based solely on a Schedule 13G/A filed by The Vanguard Group, or Vanguard, on February 13, 2024. Vanguard is deemed to be the beneficial owner of 6,776,631 shares of common stock, with respect to which it reported sole voting power over no shares, shared voting power over 101,940 shares, sole dispositive power over 6,611,504 shares and shared dispositive power over 165,127 shares. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(4)Based solely on a Schedule 13G/A filed by Rubric Capital Management LP, or Rubric, on February 13, 2025. Rubric is deemed to be the beneficial owner of 5,000,000 shares of common stock, with respect to which it reported sole voting power over no shares, shared voting power over 5,000,000 shares, sole dispositive power over no shares and shared dispositive power over 5,000,000 shares. The principal business address of Rubric is 155 East 44th St, Suite 1630, New York, New York 10017. Rubric is the investment adviser to certain investment funds and/or accounts that hold the shares of common stock reported on the Schedule 13G/A.
(5)Based solely on a Schedule 13G jointly filed by Sumitomo Mitsui Trust Group, Inc., or Sumitomo, and Nikko Asset Management Co., Ltd., or Nikko Asset Management, on February 4, 2025. Each of Sumitomo and Nikko Asset Management is deemed to be the beneficial owner of 3,510,518 shares of common stock, with respect to which it reported sole voting power over no shares, shared voting power over 3,510,518 shares, sole dispositive power over no shares and shared dispositive power over 3,510,518 shares. The principal business address of Sumitomo is 1-4-1 Marunouchi, Chiyoda-ku, Tokyo 100-8233, Japan. The principal business address of Nikko Asset Management is Midtown Tower, 9-7-1 Akasaka, Minato-ku, Tokyo 107-6242, Japan.
(6)Consists of (i) 184,432 shares of common stock held by Dr. Farid and (ii) 1,862,777 shares of common stock underlying options held by Dr. Farid that are exercisable as of April 1, 2025 or will become exercisable within 60 days after such date.
(7)Consists of (i) 15,044 shares of common stock held by Dr. Porges and (ii) 180,788 shares of common stock underlying options held by Dr. Porges that are exercisable as of April 1, 2025 or will become exercisable within 60 days after such date.
(8)Consists of 455,988 shares of common stock underlying options held by Dr. Akinsanya that are exercisable as of April 1, 2025 or will become exercisable within 60 days after such date.
(9)Consists of (i) 2,842 shares of common stock held by Dr. Abel and (ii) 304,618 shares of common stock underlying options held by Dr. Abel that are exercisable as of April 1, 2025 or will become exercisable within 60 days after such date.
(10)Consists of (i) 36,991 shares of common stock held by Mr. Lorton and (ii) 277,886 shares of common stock underlying options held by Mr. Lorton that are exercisable as of April 1, 2025 or will become exercisable within 60 days after such date.
(11)Consists of (i) 6,250 shares of common stock held by Mr. Lynton and (ii) 104,315 shares of common stock underlying options held by Mr. Lynton that are exercisable as of April 1, 2025 or will become exercisable within 60 days after such date.
(12)Consists of (i) 6,250 shares of common stock held by Dr. Chodakewitz and (ii) 61,359 shares of common stock underlying options held by Dr. Chodakewitz that are exercisable as of April 1, 2025 or will become exercisable within 60 days after such date.

(13)Consists of (i) 510,700 shares of common stock held by Dr. Friesner, (ii) 694,925 shares of common stock held by RF 2018 GRAT, of which Dr. Friesner is trustee, (iii) 744,671 shares of common stock underlying options held by Dr. Friesner that are exercisable as of April 1, 2025 or will become exercisable within 60 days after such date, and (iv) 28,328 shares held by Dr. Friesner's spouse. Dr. Friesner has pledged 331,778 of the shares held by him as collateral for a loan.
(14)Consists of (i) 6,250 shares of common stock held by Mr. Ginsberg and (ii) 61,359 shares of common stock underlying options held by Mr. Ginsberg that are exercisable as of April 1, 2025 or will become exercisable within 60 days after such date.
(15)Consists of (i) 6,250 shares of common stock held by Dr. Kapeller-Libermann and (ii) 101,561 shares of common stock underlying options held by Dr. Kapeller-Libermann that are exercisable as of April 1, 2025 or will become exercisable within 60 days after such date.
(16)Consists of (i) 6,250 shares of common stock held by Mr. Oberoi and (ii) 42,723 shares of common stock underlying options held by Mr. Oberoi that are exercisable as of April 1, 2025 or will become exercisable within 60 days after such date.
(17)Consists of (i) 6,250 shares of common stock held by Mr. Sender and (ii) 60,408 shares of common stock underlying options held by Mr. Sender that are exercisable as of April 1, 2025 or will become exercisable within 60 days after such date.
(18)Consists of (i) 6,250 shares of common stock held by Ms. Thornberry and (ii) 76,072 shares of common stock underlying options held by Ms. Thornberry that are exercisable as of April 1, 2025 or will become exercisable within 60 days after such date.
(19)Consists of (i) 1,526,571 shares of common stock and (ii) 4,713,751 shares of common stock underlying options that are exercisable as of April 1, 2025 or will become exercisable within 60 days after such date.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2024 and our internal control over financial reporting as of December 31, 2024 and has discussed them with the Company’s management and KPMG LLP, the Company’s independent registered public accounting firm.
The audit committee has also received from, and discussed with, KPMG LLP various communications that KPMG LLP is required to provide to the audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
In addition, KPMG LLP provided the audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and we have discussed with the Company’s independent registered public accounting firm their independence.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
By the audit committee of the board of directors of Schrödinger, Inc.
Gary Sender, Chair
Gary Ginsberg
Michael Lynton
Arun Oberoi

STOCKHOLDER PROPOSALS FOR OUR 2026 ANNUAL MEETING OF STOCKHOLDERS
A stockholder who would like to have a proposal considered for inclusion in our 2026 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 25, 2025. However, if the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials for the 2026 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Schrödinger, Inc., 1540 Broadway, 24th Floor, New York, New York 10036, Attention: Corporate Secretary.
If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our amended and restated bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting. The required notice must meet the requirements set forth in our amended and restated bylaws (including providing the information required by Rule 14a-19 under the Exchange Act if the stockholder intends to comply with the SEC's universal proxy rules and to solicit proxies in support of director nominees other than the company's nominees).
Under the advance notice provisions, the required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2026 annual meeting of stockholders in accordance with our advance notice provisions, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 18, 2026, and no later than March 20, 2026.

STOCKHOLDERS SHARING THE SAME ADDRESS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for notices and, if applicable, our annual report and other proxy materials, with respect to two or more stockholders sharing the same address by delivering a single notice and, if applicable, a single set of our annual report and proxy materials, addressed to those stockholders. This practice, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our Notice of Availability, and if applicable, our proxy materials. A single Notice of Availability and, if applicable, a single copy of our annual report and our proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Availability and, if applicable, a separate set of our annual report and proxy materials in the future, please notify your broker or contact us. If you wish to receive a separate set of our annual report and proxy materials for this year’s Annual Meeting, we will deliver them promptly upon written or oral request. Stockholders who currently receive multiple copies of the Notice of Availability, and, if applicable, our annual report and other proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers or us. To contact us, direct your written or oral request to: Schrödinger, Inc., 1540 Broadway, 24th Floor, New York, New York 10036, Attention: Corporate Secretary, (212) 295-5800 or contact Investor Relations at (212) 295-5800.

OTHER MATTERS
Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SDGR2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which stockholders may attend the meeting.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71141-P30199

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

SCHRÖDINGER, INC.

The Board of Directors recommends you vote FOR the election of each of the following Class II directors to serve until the 2028 Annual Meeting of Stockholders:

1. Election of Class II Directors to serve until the 2028 Annual Meeting of Stockholders.

Nominees:	For	Against	Abstain
1a. Jeffrey Chodakewitz	☐	☐	☐
1b. Michael Lynton	☐	☐	☐
1c. Nancy A. Thornberry	☐	☐	☐
1d. Bridget van Kralingen	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. Approval of an advisory vote on executive compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
3. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V71142-P30199

SCHRÖDINGER, INC.
Annual Meeting of Stockholders
June 18, 2025 12:00 PM Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Ramy Farid, Geoffrey Porges and Yvonne Tran, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SCHRÖDINGER, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM, Eastern Time on June 18, 2025, virtually at www.virtualshareholdermeeting.com/SDGR2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxyholders on any other matter that properly comes before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side

Schrödinger

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SDGR2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which stockholders may attend the meeting.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71143-P30199

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SCHRÖDINGER, INC.

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. Approval of an advisory vote on executive compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
3. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V71144-P30199

SCHRÖDINGER, INC.
Annual Meeting of Stockholders
June 18, 2025 12:00 PM Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Ramy Farid, Geoffrey Porges and Yvonne Tran, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of capital stock of SCHRÖDINGER, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM, Eastern Time on June 18, 2025, virtually at www.virtualshareholdermeeting.com/SDGR2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxyholders on any other matter that properly comes before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side